UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Northrop Grumman Corporation

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April 12, 2007

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend Northrop Grumman Corporation’s 2007 Annual Meeting of Stockholders. This year’s meeting will be held Wednesday, May 16, 2007 at 10:00 a.m. Pacific Daylight Time, at the Company’s Space Technology operating sector, located in Redondo Beach, California. I look forward to personally greeting those of you who are able to attend the meeting. If you are unable to join us in person, the meeting will be Web-cast through the Northrop Grumman Web site at www.northropgrumman.com.

At this meeting, stockholders will vote on matters set forth in the accompanying notice of Annual Meeting and Proxy Statement. I will also provide a report on the Company and will entertain questions of general interest to the stockholders.

Your vote is important. Please review the instructions on the proxy or voting instruction card. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a proxy or voting instruction card.

One of our Company’s current directors, General John T. Chain, Jr., will not stand for re-election due to the Company’s policy that directors retire at the Annual Meeting following his or her 72nd birthday. Jack has made many significant contributions to our Company, most recently serving as our independent lead director. On behalf of the entire Board, I offer my sincere thanks for his many years of service.

Thank you for your ongoing support of and continued interest in Northrop Grumman Corporation.

Sincerely,

Ronald D. Sugar

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

NOTICE

The Annual Meeting of Stockholders of Northrop Grumman Corporation (the “Company”) will be held on Wednesday, May 16, 2007 at 10:00 a.m. Pacific Daylight Time at the Space Technology Presentation Center, One Space Park, Redondo Beach, California 90278.

Stockholders of record at the close of business on March 20, 2007 are entitled to vote at the Annual Meeting. The following items are on the agenda:

(1)	Election of ten directors, each for a one-year term expiring in 2008;

(2)	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year ending December 31, 2007;

(3)	Proposal to amend the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors;

(4)	Three Stockholder proposals included and discussed in the accompanying Proxy Statement;

(5)	Other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

By order of the Board of Directors,

Stephen D. Yslas

Corporate Vice President, Secretary and Deputy General Counsel

1840 Century Park East

Los Angeles, California 90067

April 12, 2007

IMPORTANT

To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card for which a return envelope is provided. No postage is required if mailed in the United States.

You may also submit a proxy by telephone or over the Internet. For instructions on submitting an electronic proxy please see page 2 of this Proxy Statement or the proxy card.

i

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is issued in connection with solicitation of the enclosed proxy by the Board of Directors (the “Board”) of Northrop Grumman Corporation (the “Company” or “Northrop Grumman”) for use at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s principal office is located at 1840 Century Park East, Los Angeles, California, 90067. This proxy material will be sent to stockholders beginning approximately April 12, 2007.

Outstanding Voting Securities

On March 20, 2007 there were 344,512,723 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), outstanding. Holders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

Voting at the Meeting or by Proxy

Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting in accordance with the stockholder’s instructions. If no instructions are given, the shares will be voted according to the Board of Directors’ recommendations. Therefore, if no instructions are given, the persons named on the card will vote FOR Proposal One to elect the ten director nominees listed under “Election of Directors”, FOR Proposal Two to ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 2007, FOR Proposal Three to amend the 1995 Stock Option Plan for Non-Employee Directors, AGAINST Proposal Four, the stockholder proposal concerning foreign military sales, AGAINST Proposal Five, the stockholder proposal regarding votes on executive compensation, and AGAINST Proposal Six, the stockholder proposal regarding separation of the Chairman and CEO positions. If shares are held on an individual’s behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. In addition, the instructions given by plan participants who return their proxies will serve as instructions to the Trustee or Voting Manager with respect to shares held on behalf of those participants from whom no proxies are received. Under these instructions, the applicable Trustee or Voting Manager will vote the respective plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless contrary to ERISA. Participants are treated as “named fiduciaries” under ERISA when directing the Trustee or Voting Manager on the voting of shares.

A stockholder who executes a proxy/voting instruction may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by signing and delivering another proxy that is dated later. A stockholder attending the meeting in person may revoke the proxy/voting instruction by giving notice of revocation to an inspector of election at the meeting or voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy/voting instruction card gives discretionary authority to the persons named on the card to vote the shares in their best judgment.

With respect to the election of directors, stockholders may vote for, against, or abstain in regards to each nominee. With respect to each other proposal, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting.

For the election of directors, a nominee shall be elected if the votes cast “for” his or her election exceed the votes cast “against” his or her election. For each other proposal submitted for stockholder action at the meeting, a proposal will be adopted by the stockholders only if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions will not have any effect on the outcome of a nominee’s election as director or on the outcome of any other proposal submitted for stockholder approval at the meeting.

Brokers who hold shares of Common Stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes”. There are no broker non-votes on the election of directors (Proposal One). Broker non-votes will not have an effect on the ratification of auditors (Proposal Two), the proposed amendment to the 1995 Stock Option Plan for Non-Employee Directors (Proposal Three), or any of the stockholder proposals (Proposals Four, Five and Six).

The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. Both abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Voting by Telephone or on the Internet

Registered stockholders and participants in the Company Savings Plans may grant a proxy for their shares over the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The procedures available to registered stockholders to permit them to grant proxies for voting at the Annual Meeting are designed to authenticate each stockholder, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Registered stockholders and plan participants may go to www.investorvote.com/ to grant a proxy on the Internet. After following the instructions given to authenticate themselves, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any registered stockholder or plan participant using a touch-tone telephone may also grant a proxy by calling 800-652-VOTE (800-652-8683) (toll-free) and following the recorded instructions.

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy/voting instruction card. Beneficial owners may also be able to grant a proxy by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent.

The method used to grant a proxy will not limit a stockholder’s right to attend or vote at the Annual Meeting.

VOTING SECURITIES

Stock Ownership of Certain Beneficial Owners

On December 31, 2006, there were 345,921,809 shares of the Company’s Common Stock outstanding. The following entities beneficially owned, to the Company’s knowledge, more than five percent of the outstanding Common Stock as of December 31, 2006:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110	33,304,175 shares	(a)	9.6%
Capital Research and Management Company 333 South Hope Street, Los Angeles, CA 90071	32,365,940 shares	(b)	9.4%
Barclay’s Global Investors, NA 45 Fremont Street, San Francisco, CA 94105	22,208,540 shares	(c)	6.4%

(a)	This information was provided by State Street Bank and Trust Company (“State Street”) in a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 12, 2007. According to State Street, as of December 31, 2006, State Street had sole voting power over 10,092,152 shares, shared voting power over 23,212,023 shares and shared dispositive power over 33,304,175 shares. This total includes 22,483,207 shares held in the Defined Contributions Master Trust for the Northrop Grumman Savings Plan and the Northrop Grumman Financial Security and Savings Program for which State Street acts as a trustee.

(b)	This information was provided by Capital Research and Management Company (“Capital Research”) in a Schedule 13G filed with the SEC on February 12, 2007. According to Capital Research, as of December 31, 2006, Capital Research had sole dispositive power over 32,365,940 shares and sole voting power over 2,732,700 shares.

(c)	This information was provided by Barclays Global Investors, NA (“Barclays”) in a Schedule 13G filed with the SEC on January 23, 2007. According to Barclays, as of December 31, 2006, Barclays had sole voting power over 19,135,079 shares and sole dispositive power over 22,208,540 shares.

Stock Ownership of Officers and Directors

The following table shows beneficial ownership (as defined by applicable rules for proxy statement reporting purposes) of the Company’s Common Stock as of March 30, 2007 by each director and nominee, by the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officers as of December 31, 2006 (collectively, the “Named Executive Officers”) and all directors and executive officers as a group. Together these individuals own less than 1% of the outstanding Common Stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the directors or executive officers of the Company.

	Shares of Common Stock Beneficially Owned		Share Equivalents(1)		Options Exercisable Within 60 Days
Directors
John T. Chain, Jr.	7,714		4,738		27,000
Lewis W. Coleman	5,884		8,964		15,000
Victor H. Fazio	3,419		9,529		9,000
Donald E. Felsinger(2)	0		368		0
Stephen E. Frank	1,000		2,469		0
Phillip Frost	53,352	(3)	5,106		24,000
Charles R. Larson	3,919	(4)	3,479		9,000
Richard B. Myers	0		1,711		0
Philip A. Odeen	9,325	(5)	3,102		66,140
Aulana L. Peters	11,805		4,833		21,000
Kevin W. Sharer	2,995		7,329		6,000
Named Executive Officers
Ronald D. Sugar(6)	273,163	(7)	0		641,250
Wesley G. Bush	58,473	(8)	4,219		153,500
Scott J. Seymour	27,293		1,125		82,500
James R. O’Neill	12,414		0		32,500
W. Burks Terry	68,429		3,568		158,596
Directors and Executive Officers as a Group (28 persons)	731,239		71,900	(9)	1,842,801

(1)

Share equivalents for directors represent non-voting deferred stock units acquired under the 1993 Stock Plan for Non-Employee Directors (“1993 Directors Plan”) some of which are paid out in shares of Common Stock at the conclusion of a director-specified deferral period, and others will be paid out upon termination of the director’s service on the Board of Directors. The Named Executive Officers hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan.

(2)	Mr. Felsinger was elected to the Board of Directors on February 20, 2007.

(3)	41,922 shares are held in the Frost Gamma Investments Trust of which Dr. Frost is trustee.

(4)	1,236 shares are held by Admiral Larson’s spouse in The Sarah E. Larson Revocable Trust of which Mrs. Larson is a trustee.

(5)	4,286 shares are held in the Odeen Charitable Retirement Unitary Trust of which Mr. Odeen is trustee.

(6)	Dr. Sugar is also Chairman of the Board.

(7)	190,288 shares are held in the R. D. Sugar Revocable Trust of which Dr. Sugar is trustee.

(8)	The shares are held in the W.G. and N.F. Bush Family Trust of which Mr. Bush and his wife are trustees.

(9)	4,802 shares are held by the spouse of one executive officer.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the 2005 Annual Meeting, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors.

Beginning with the 2006 Annual Meeting of Stockholders, the terms of directors either elected to the Board after the 2005 Annual Meeting or serving in Class III of the Board expired, and those directors were elected for a one-year term, expiring at this 2007 Annual Meeting. At this 2007 Annual Meeting such directors’ terms, as well as the terms of the directors elected after the 2006 Annual Meeting and directors serving in Class I of the Board will expire, and their successors will be elected for a term expiring at the 2008 Annual Meeting. At the 2008 Annual Meeting of Stockholders the classification of the Board will terminate and all directors will be elected for a term expiring at the next annual meeting held after their election to that term.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the ten director nominees listed in the table below. Each of the ten director nominees has consented to serve, and the Board does not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board can either reduce its size or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The following information, furnished with respect to each of the ten nominees for election, is obtained from the Company’s records or from information furnished directly by the individual to the Company. All the nominees are presently serving on the Board of Directors. All the director nominees, with the exception of Mr. Felsinger, are standing for re-election by the stockholders. Pursuant to the Company’s mandatory retirement policy for directors, General Chain will retire at the 2007 Annual Meeting.

Mr. Felsinger is standing for election by the stockholders for the first time. The Nominating and Corporate Governance Committee engaged an independent search firm to assist the Committee in identifying and evaluating additional candidates for the Board. The search firm evaluated a number of possible candidates and presented them to the Nominating and Corporate Governance Committee. One of these candidates was Mr. Felsinger, who had initially been brought to the attention of the Committee by Dr. Sugar. Based on the Nominating and Corporate Governance Committee’s evaluation of the candidate and its recommendation to the Board, the Board elected Mr. Felsinger in February 2007. The search firm received a fee for its services.

Nominees for Director

LEWIS W. COLEMAN, 65. President and Chief Financial Officer, DreamWorks Animation SKG, a film animation studio. Director since 2001

Mr. Lewis W. Coleman has been the President of DreamWorks Animation since December 2005 and Chief Financial Officer since March 2007. Previously he was the President of the Gordon and Betty Moore Foundation from its founding in November 2000 to December 2004, and currently serves as one of the Foundation’s trustees. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman spent ten years at the Bank of America and Bank of

America Corporation where he was successively the Senior Credit Officer in The World Banking Group, Head of Global Capital Markets, Head of the World Banking Group, and Vice Chairman of the Board and Chief Financial Officer. He spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. Mr. Coleman currently serves as a director of DreamWorks Animation. He also serves on several private company and civic boards.

VICTOR H. FAZIO, 64. Senior Advisor, Akin Gump Strauss Hauer & Feld LLP, a law firm. Director since 2000

Mr. Victor H. Fazio was named Senior Advisor at Akin Gump Strauss Hauer & Feld LLP in May 2005 after serving as senior partner at Clark & Weinstock since 1999. Prior to that Mr. Fazio was a Member of Congress for 20 years representing California’s third congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected Leadership in the House from 1989-1998 including four years as Chair of his Party’s Caucus, the third ranking position. From 1975 to 1978, Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. He is a member of the board of directors of various private companies and non-profit organizations including the American Political Science Association, the Energy Future Coalition, the Campaign Finance Institute, the Center for Responsible Federal Budget and California Institute, and the U.S. Capitol Historical Society. Mr. Fazio serves as a member of the Board of Governors of the American Stock Exchange.

DONALD E. FELSINGER, 58. Chairman and Chief Executive Officer, Sempra Energy, an energy services holding company. Director since 2007

Mr. Donald E. Felsinger is Chairman of the Board of Directors and Chief Executive Officer of Sempra Energy, a position he has held since February 1, 2006. Beginning in January 2005, Mr. Felsinger was President and Chief Operating Officer of Sempra Energy and a member of the board of directors, and from 1998 through 2004, he was Group President and Chief Executive Officer of Sempra Global. Prior to the merger that formed Sempra Energy he served as President and Chief Operating Officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included President and Chief Executive Officer of SDG&E, Executive Vice President of Enova Corporation, and Executive Vice President of SDG&E. Mr. Felsinger is a member of The Conference Board and the California Business Roundtable.

STEPHEN E. FRANK, 65. Former Chairman, President and Chief Executive Officer, Southern California Edison, an electric utility company. Director since 2005

Mr. Stephen E. Frank served as Chairman, President and Chief Executive Officer of Southern California Edison from 1995 until his retirement in January 2002. During this time he served on the boards of directors of that company and its parent, Edison International. Prior to joining Southern California Edison in 1995, Mr. Frank was President and Chief Operating Officer of Florida Power and Light Company as well as a director of FPL Group, the parent company. He also has served as Executive Vice President and Chief Financial Officer of TRW Inc., as well as Vice President, Controller, and Treasurer of GTE Corporation. His earlier career included financial and sales management positions with U.S. Steel Corporation. He earned a bachelor’s degree from Dartmouth College and an MBA in finance from the University of Michigan. He also completed the Advanced Management Program at Harvard Business School. Mr. Frank serves on the board of directors of Washington Mutual, Inc., Puget Energy, Inc., Intermec, Inc., and AEGIS Insurance Services Limited. He also serves as a board member of the Los Angeles Philharmonic Association.

CHARLES R. LARSON, 70. Admiral, United States Navy (Ret.). Director since 2002

Admiral Charles R. Larson has served as a consultant on defense, foreign policy and education issues to government and industry since retiring from the United States Navy in 1998. He served as commander in the Pacific from 1991 to 1994, where he was responsible for 350,000 personnel and the readiness of all U.S. forces in the theater. He was the first naval officer selected to be a White House Fellow and also served as Naval Aide to the President of the United States. He was Superintendent of the U.S. Naval Academy, first from 1983 to 1986, and again from 1994 to 1998. During his naval career as a qualified nuclear engineer, he had several years experience in naval and commercial shipyards, including submarine construction and reactor defueling. His decorations include the Defense Distinguished Service Medal and seven Navy Distinguished Service Medals. Admiral Larson is a director of Esterline Technologies Corporation, Edge Technologies, Inc. and The Atlantic Council. He is also Chairman of the Board of the U.S. Naval Academy Foundation, Chairman of Via Global LLC, and a trustee of the Anne Arundel Health Systems, Inc.

RICHARD B. MYERS, 65. General, United States Air Force (Ret.). Former Chairman of the Joint Chiefs of Staff. Director since 2006

General Richard B. Myers retired from his position as the fifteenth Chairman of the Joint Chiefs of Staff on September 30, 2005 after serving in that position for four years. In this capacity, he served as the principal military advisor to the President, the Secretary of Defense, and the National Security Council. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff for 19 months. As the Vice Chairman from March 2000 to September 2001, General Myers served as the Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and as a member of the National Security Council Deputies Committee and the Nuclear Weapons Council. During his military career, General Myers’ commands included Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; Commander Pacific Air Forces; and Commander of U.S. Forces Japan and 5th Air Force at Yokota Air Base, Japan. General Myers is a director of Deere & Company, United Technologies, and Aon Corp. He is Foundation Professor of Military History and Leadership at Kansas State University and holds the Colin Powell Chair of Character, Leadership and Ethics at National Defense University.

PHILIP A. ODEEN, 71. Chairman of the Board, AVAYA, a telecommunications company. Director since 2003

Mr. Philip A. Odeen was named Chairman of AVAYA in October 2006. He was elected Chairman and Acting Chief Executive Officer of the Reynolds and Reynolds Company on July 7, 2004 and on February 1, 2005 became non-executive Chairman serving in that role until October 2006. He was also named Chief Executive Officer of QinetiQ North America in October 2005 serving until June 2006. Previously, he had served as non-employee Chairman and a director of TRW Inc. from February 2002 until December 2002. From 2000 to 2002, he was Executive Vice President, Washington Operations of TRW and from 1998 to 2000 he was Executive Vice President and General Manager, TRW Systems & Information Technology. Mr. Odeen joined TRW in 1997 when it acquired BDM International, Inc. where he had served as President, Chief Executive Officer and director from 1992 to 1997. Previously, Mr. Odeen was Vice Chairman, Management Consulting Services at Coopers & Lybrand after serving 13 years as managing partner of the firm’s public sector practice. He has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff and was principal Deputy Assistant Secretary of Defense (Systems Analysis). Mr. Odeen has chaired the National Defense Panel and was a member and former vice chairman of the Defense Science Board and is a member of the Chief of Naval Operations Executive Panel. He is a director of Avaya Inc., Convergys Corp., and the AES Corporation.

AULANA L. PETERS, 65. Retired Partner, Gibson, Dunn & Crutcher, a law firm. Director since 1992

Ms. Aulana L. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to December 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Ms. Peters served as a member of the Public Oversight Board of the American Institute of Certified Public Accountants. Ms. Peters has also served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board’s Panel on Audit Effectiveness. Currently Ms. Peters serves on the U.S. Comptroller General’s Accountability Advisory Council and the International Public Interest Oversight Board. Ms. Peters is a director of 3M Company, Merrill Lynch & Co., Inc. and Deere & Company.

KEVIN W. SHARER, 58. Chairman, Chief Executive Officer and President, Amgen Inc., a biotechnology company. Director since 2003

Mr. Kevin W. Sharer has served as Chairman of the Board of Amgen since December 2002 and as Chief Executive Officer since May 2000. Mr. Sharer joined Amgen in 1992 as President, Chief Operating Officer and member of the board of directors. Before joining Amgen, Mr. Sharer was Executive Vice President and President of the Business Markets Division at MCI Communications. Prior to MCI, he served in a variety of executive capacities at General Electric, and was a consultant for McKinsey & Company. He is chairman of the board of trustees of the Los Angeles County Museum of Natural History, and is a member of The Business Council. Mr. Sharer also serves on the board of directors of 3M Corporation.

RONALD D. SUGAR, 58. Chairman of the Board and Chief Executive Officer, Northrop Grumman Corporation. Director since 2001

Dr. Ronald D. Sugar was elected Chairman of the Board of Northrop Grumman effective October 2003. He was named the Chief Executive Officer in April 2003, after having served as President and Chief Operating Officer since September 2001. He joined Northrop Grumman in 2001 having previously served as President, Chief Operating Officer and director of Litton Industries, Inc., and earlier as an executive of TRW Inc. He is a member of the National Academy of Engineering, a Governor of the Aerospace Industries Association, and is a trustee of the Los Angeles Philharmonic Association, the University of Southern California, and the Boys and Girls Clubs of America. He serves as a director of Chevron Corporation.

Vote Required

To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Even if a nominee is not reelected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal. Each of the nominees has signed a letter of resignation that will be effective (i) if the nominee is not reelected at this Annual Meeting and (ii) if the Board accepts his or her resignation following this Annual Meeting. If a nominee is not reelected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Board’s Principles of Corporate Governance, which procedures are contained in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE TEN NOMINEES FOR DIRECTOR LISTED ABOVE.

Continuing Director—Class II

PHILLIP FROST, 70. Vice Chairman of the Board, Teva Pharmaceutical Industries, Ltd. a pharmaceutical company. Director since 1996

Dr. Phillip Frost was named Vice Chairman of the Board of Teva Pharmaceutical Industries, Ltd. (“Teva”) in January 2006 when Teva acquired IVAX Corporation. Dr. Frost had served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Trustee of the University of Miami, Trustee of the Scripps Research Institute, a Regent of the Smithsonian Institute, and is a Vice Chairman of the Board of Governors of the American Stock Exchange. Dr. Frost is Chairman of Ladenburg Thalmann & Co. Inc. and a director of Continucare Corporation, TEVA, Castle Brands, Cellular Technical Services, and Protalix Bio Therapeutics, Inc.

Continuing Director—Term Expires May 16, 2007

JOHN T. CHAIN, JR., 72. General, United States Air Force (Ret.) and Chairman of the Board, Thomas Group, a management consulting company. Director since 1991

General John T. Chain, Jr. has been Chairman of Thomas Group, Inc. since May 1998 and has been a member of the Board of Directors of Thomas Group since May 1995. He also served as the President of

Quarterdeck Equity Partners, Inc. from December 1996 to December 2002. He served as Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation from November 1995 to March 1996, and as an Executive Vice President of Burlington Northern from 1991 to 1995. During his military career, General Chain’s commands included military assistant to the Secretary of the Air Force, Director of Politico-Military Affairs, Department of State and Chief of Staff of Supreme Headquarters Allied Powers Europe. After serving as Commander in Chief, Strategic Air Command, he retired from the Air Force in February 1991. General Chain serves as a director of Reynolds American, Inc., Kemper Insurance Company and ConAgra Foods, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has Audit, Compensation and Management Development, Nominating and Corporate Governance, Finance and Compliance, Public Issues and Policy Committees. The membership of these committees is usually determined at the organizational meeting of the Board held in conjunction with the Annual Meeting. Each of the Audit, Compensation and Management Development, Nominating and Corporate Governance and Compliance, Public Issues and Policy Committees is composed entirely of independent directors under Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules, as applicable. The membership of each committee is as follows, with the chairperson listed first:

Audit	Compensation and Management Development	Nominating and Corporate Governance	Finance	Compliance, Public Issues and Policy
Stephen E. Frank Lewis W. Coleman Victor H. Fazio Donald E. Felsinger* Richard B. Myers Aulana L. Peters	John T. Chain, Jr. Lewis W. Coleman Donald E. Felsinger* Stephen E. Frank Phillip Frost Richard B. Myers	Victor H. Fazio John T. Chain, Jr. Phillip Frost Richard B. Myers Aulana L. Peters	Lewis W. Coleman John T. Chain, Jr. Phillip Frost Charles R. Larson Philip A. Odeen Kevin W. Sharer	Aulana L. Peters Victor H. Fazio Phillip Frost Charles R. Larson Philip A. Odeen

*	as of February 20, 2007

Audit Committee

The Audit Committee meets periodically with management and with both the Company’s independent auditors and the Company’s internal auditor to review audit results and the adequacy of and compliance with the Company’s system of internal controls. In addition, the Audit Committee appoints or discharges the Company’s independent auditors, and reviews and approves auditing services and non-prohibited non-audit services to be provided by the independent auditors to evaluate the impact of undertaking such added services on the independence of the auditors. The responsibilities of the Audit Committee are more fully described in the Audit Committee Report on page 22 and the Audit Committee Charter, which can be found on the Company’s website (www.northropgrumman.com) and is available in print to any stockholder who requests it. The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board has determined that Mr. Coleman, Mr. Felsinger, Mr. Frank, and Ms. Peters possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that each qualifies as an “audit committee financial expert” as defined under applicable SEC rules. Ms. Peters serves on three other public companies’ audit committees. The Board of Directors has determined that service on three other audit committees does not impair Ms. Peters’ ability to serve effectively on the Company’s Audit Committee and that her expertise and experience is invaluable to the Audit Committee. The Audit Committee held nine meetings in 2006.

Compensation and Management Development Committee

The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) administers the Company’s executive compensation and benefit programs and oversees the management development and succession process. The Compensation Committee oversees all compensation and benefit programs and actions that affect the Named Executive Officers as well as all other elected officers of the Company. The Compensation Committee also provides strategic direction for the Company’s total rewards compensation and benefits structure and reviews CEO and senior executive succession plans.

The Compensation Committee recognizes the importance of a continuous review of the programs, policies and procedures to capitalize on industry “best practices”. Every year the Committee performs a self-evaluation to identify methodologies for improving future programs and processes.

Actions the Compensation Committee has taken over the past 12 months include:

•	Continued its practice of holding executive sessions (without Company management present) at every Committee meeting

•	Engaged an independent compensation consultant, Frederic W. Cook & Co., Inc., to advise the Committee directly on executive compensation and benefits issues

•	Established annual reviews of detailed compensation and benefit tally sheets for all Elected Officers

•	Revised the CEO annual incentive structure to further enhance a direct link between shareholder value and the CEO’s annual incentive based on the Company’s financial performance compared to its peers

•	Established new goal criteria in both the annual and long-term incentive programs that reinforce the link between incentives and shareholder value

•	Revised the perquisite program for all Company officers including the Named Executive Officers

•	Revised formal communication process for evaluation of stock ownership guidelines for elected and appointed officers

•	Continued oversight of the management development process

The Compensation Committee’s Charter reflects the responsibilities of the Committee and its oversight of the various executive compensation programs. The Compensation Committee and the Board review this Charter on an annual basis and modify it as needed. The Charter can be found on the Company’s website (www.northropgrumman.com) and is available in print to any stockholder who requests it. The Compensation Committee’s regularly scheduled meetings typically last several hours, and all members actively engage in the review of matters presented. The Compensation Committee held six meetings in 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee employs a third party search firm to assist it in identifying candidates for director. The Committee also receives suggestions for director candidates from Board members. The Committee then reviews candidates to serve as directors, consistent with criteria approved by the Board, and recommends to the Board of Directors nominees for election. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration that might prevent service on the Board of Directors. Each candidate must be willing to submit to the background check necessary for obtaining a top secret clearance, which is a requirement for continued Board membership. In evaluating candidates, the Committee also considers the integrity and reputation of the individual as well as the particular skills and experience most beneficial to the Board at that time. In making its selection, the Committee bears in mind that the foremost responsibility of a Northrop Grumman director is to represent the interests of the stockholders as a whole.

The Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee’s qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Nominating and Corporate Governance Committee in care of the Secretary of the Company. The Company will evaluate candidates recommended by stockholders in the same manner as candidates identified by the Committee. The Company has not had any director candidates put forward by a stockholder or group of stockholders who beneficially owned more than five percent of the Company’s stock for at least one year.

The Committee reviews and recommends to the Board the compensation of directors. During 2006, Hewitt Associates, an outside compensation consultant, assisted the Company by providing market data on director pay at other companies.

The Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons and matters involving corporate governance in general, oversees the evaluation of the Board and makes recommendations to the Board of Directors for action. The responsibilities of the Nominating and Corporate Governance Committee are more fully described in the Committee Charter which can be found on the Company’s website (www.northropgrumman.com) and is available in print to any stockholder who requests it. The Nominating and Corporate Governance Committee held five meetings in 2006.

Finance Committee

The Finance Committee considers and makes recommendations for final action by the Board on capital structure and capital allocation, including acquisitions, mergers or divestures of an unusual or material nature. As part of its capital structure responsibilities, the Finance Committee reviews and makes recommendations concerning proposed dividend actions and issuance or redemption of debt or equity securities. In addition, the Finance Committee reviews the investment performance of the employee benefit plans and capital asset requirements. The Finance Committee held five meetings in 2006.

Compliance, Public Issues and Policy Committee

The Committee reviews and monitors the Company’s policies and programs for ethics and business conduct, equal opportunity and diversity plans and programs, and environmental, health and safety policies and procedures. The Compliance, Public Issues and Policy Committee reviews and monitors the Northrop Grumman Employees Political Action Committee and makes policy and budget recommendations to the Board on proposed charitable contributions and aid to higher education. This Committee also reviews and approves the Company’s policy for engaging the services of consultants and commission agents. The Compliance, Public Issues and Policy Committee held four meetings in 2006.

Board and Committee Meetings and Annual Meeting Attendance

During 2006, the Board held 13 meetings and the committees described above held 27 meetings. Each director attended at least 90% of the total number of board and committee meetings he or she was eligible to attend. Board members are expected to attend the Annual Meeting of Stockholders except where the failure to attend is due to unavoidable circumstances. All members of the Board of Directors attended the 2006 Annual Meeting.

DIRECTOR COMPENSATION

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John T. Chain	210,000	0	0	0	0	0	210,000
Lewis W. Coleman	215,000	0	0	0	0	0	215,000
Vic Fazio	213,750	0	0	0	0	0	213,750
Stephen E. Frank	217,500	0	0	0	0	0	217,500
Phillip Frost	202,500	0	0	0	0	0	202,500
Charles R. Larson	205,000	0	0	0	0	0	205,000
Richard B. Myers	174,167	0	0	0	0	0	174,167
Philip A. Odeen	200,000	0	0	0	0	0	200,000
Aulana L. Peters	215,000	0	0	0	0	0	215,000
Kevin Sharer	200,000	0	0	0	0	0	200,000
John B. Slaughter*	110,000	0	0	0	0	0	110,000

*	Retired effective May 17, 2006.

Non-Employee directors earn an annual retainer of $200,000, 50% of which must be deferred into a stock unit account, as described more fully below. The other annual retainers are as follows:

Type of Retainer	Amount
Audit Committee Retainer	$10,000
Audit Committee Chair Retainer	$20,000
Compensation Chair Retainer	$10,000
Other Committee Chair Retainer	$5,000

Directors are reimbursed for all reasonable expenses in attending the Board and Committee meetings. Directors who are employees of the Company do not receive any compensation for their service as directors.

Pursuant to the 1993 Stock Plan for Non-Employee Directors (the “1993 Directors Plan”), 50% of the retainer earned by each director is paid in shares of Common Stock. In addition, each director may defer payment of all or a portion of his or her remaining board retainer fee. The deferred compensation is placed in a stock unit account until the conclusion of the director’s board service and all deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the shares of Common Stock which are also paid out upon termination of board service.

The 1995 Stock Option Plan for Non-Employee Directors (the “1995 Directors Plan”), as amended, provided for the annual grant of options to each non-employee director to purchase shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date. Effective June 1, 2005, no new grants are issued pursuant to this plan. The options currently outstanding are all exercisable and have a term of ten years from the date of grant. If the individual ceases to serve as a director, the options continue to be exercisable for the lesser of five years or the expiration of the original term of the options. If termination is for cause, the options terminate when the director ceases to serve.

Under the Northrop Grumman Non-Employee Directors Equity Participation Plan (the “Equity Plan”) outside directors had an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value of the Common Stock. Effective May 2005, no new annual accruals are credited to the Equity Plan and no new participants will be added.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Mr. Odeen was the CEO of QinetiQ North America from August 2005 until June 2006. In 2006 the Company’s Mission Systems Sector had three purchase orders with QinetiQ North America totaling $813,100 for, among other things, satellite identification systems with installation, training, and maintenance. Mr. Odeen was not involved in the awarding or performance of this contract, and the amount paid to QinetiQ North America had no effect on his compensation. The Board does not consider this to be a “material relationship” with the Company that would preclude a finding of independence under NYSE rules.

The Company employs more than 125,000 people in all 50 states and 25 countries and actively seeks to hire the most qualified candidates and thus does not prohibit the hiring of family members. The employment of one family member of a current executive officer met the threshold for disclosure for 2006. James L. Sanford’s wife, Jean Holden, Business Manager for Advanced Programs at the Integrated Systems Sector, Western Region, received $163,118 in salary and a $66,900 bonus awarded pursuant to the Performance Achievement Plan. Her current annual salary is $171,014. Mr. Sanford does not have any direct or material control over the salary or employment of his wife.

The compensation of this family member was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has approved a written policy for the review, approval or ratification of related person transactions. The Nominating and Corporate Governance Committee is responsible for reviewing these transactions and may take into consideration, among other things, the materiality of the proposed transaction, the actual or perceived conflict of interest between the Company and the related person, the Company’s Principles of Corporate Governance and Code of Ethics and the best interests of the Company and its stockholders. After review, the Nominating and Corporate Governance Committee will recommend to the Board what action to be taken, if any, by the Board of Directors.

DIRECTOR INDEPENDENCE

The Board of Directors is currently composed of twelve directors and the Board has determined that eleven (all but the CEO) meet the NYSE definition of independence. The Board annually determines the independence of directors based on a review by the directors and the Nominating and Corporate Governance Committee. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NYSE listing guidelines. The standards relied upon by the Board in affirmatively determining whether a director is independent are comprised, in part, of those objective standards set forth in the NYSE rules, which generally provide that

•

A director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of the Company, would not be independent until three years after the end of such relationship.

•

A director who receives, or whose immediate family member receives as an executive officer of the Company, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) would not be independent until three years after ceasing to receive such amount.

•

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company would not be independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee would not be independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until three years after falling below such threshold.

In addition to these NYSE standards, the Board adopted the following categorical standards:

A director may be deemed not to have a material relationship with the Company if he or she:

•

Has not within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from the Company exceeding the greater of $1 million, or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a Company director;

•	Has not within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank retained by the Company;

•

Has not within the prior three years owned, and has no immediate family member who owned, either directly or indirectly as a partner, stockholder or officer of another company, more than 5% of the equity of an organization that has a business relationship with (including significant purchasers of goods or services), or more than 5% ownership interest in, the Company.

In February 2007, the directors and the Nominating and Corporate Governance Committee reviewed directors’ responses to a questionnaire asking about the relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Nominating and Corporate Governance Committee determined that the eleven non-employee directors listed below are independent, and that the members of the Audit, Compensation and Management Development, and the Nominating and Corporate Governance Committees also meet the independence tests of the NYSE. The Nominating and Corporate Governance Committee reported its conclusion to the Board, and the Board then considered each director individually and determined that none of the eleven directors listed below has had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his or her independence. The table below includes a description of categories or types of transactions, relationships, or arrangements considered by the Board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Transactions/Relationships/Arrangements
John T. Chain, Jr.	Yes	None
Lewis W. Coleman	Yes	None
Victor H. Fazio	Yes	None
Donald E. Felsinger	Yes	Company membership with The Conference Board—immaterial
Stephen E. Frank	Yes	Company contributions to the Los Angeles Philharmonic— immaterial
Phillip Frost	Yes	None
Charles R. Larson	Yes	Son-in-law employed by Company in non-executive position—immaterial Company contribution to U.S. Naval Academy Foundation—immaterial
Richard B. Myers	Yes	Company contributions to Air Force Association and USO—immaterial
Philip A. Odeen	Yes	Purchase from QinetiQ North America—immaterial
Aulana L. Peters	Yes	None
Kevin W. Sharer	Yes	Purchase from Amgen all pursuant to competitive bid—immaterial Company contribution to U.S. Naval Academy—immaterial Daughter employed by Company in non-executive position—immaterial

In the course of determining whether or not a transaction relationship was material, the Board considered the following:

•

In circumstances where the director was an executive officer of a company with purchases from or sales to Northrop Grumman, the amount involved in fiscal year 2006 was less than one percent of the annual revenue of that company.

•

In circumstances where the director served as a director or trustee of a charitable organization, the annual contribution by Northrop Grumman to each organization in fiscal year 2006 did not exceed $100,000 and, were in all cases below 2% of the organization’s annual gross revenues.

•

In circumstances where a family member of a director was employed by the Company, the employee was not an executive officer, and the compensation paid in fiscal year 2006 was less than $120,000 and therefore below the threshold required for disclosure by the SEC.

GOVERNANCE OF THE COMPANY

Principles Of Corporate Governance

The primary responsibility of the Board of Directors is to foster the long-term success of Northrop Grumman, consistent with representing the interests of the stockholders. In accordance with this philosophy, the Board of Directors has adopted Principles of Corporate Governance that reinforce the Company’s values by promoting responsible business practices and good corporate citizenship. The Board of Directors reviews these principles on an annual basis to determine whether they can be improved upon or if they should be modified in response to changed circumstances. Over the years, the Board of Directors has modified these principles, and will continue to do so if the directors believe that changes to these principles will advance the best interests of the shareholders.

Board and Committee Composition of Independent Directors

It is the objective of the Board of Directors that at least seventy five percent (75%) of the members shall be "Independent Directors", with each meeting the independence requirements of the NYSE and the Company’s categorical standards as discussed under “Director Independence” above.

The following Committees are always composed of only Independent Directors:

•	Audit

•	Nominating and Corporate Governance

•	Compliance, Public Issues and Policy

•	Compensation and Management Development

The Independent Directors have designated from among them a Lead Independent Director. The role of the Lead Independent Director is to:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors

•	Serve as liaison between the Chairman and the Independent Directors

•	Advise on the quality, quantity and timeliness of the information sent to the Board

•	Provide the Chairman with input as to the preparation of the agendas of the Board and Committee meetings

•	Advise the Chairman on the appropriate schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items

•	Have the authority to call meetings of the Independent Directors

•	Interview, along with the Chairman and the Chair of the Nominating and Corporate Governance Committee, all Board candidates and make recommendations to the Committee and the Board

•	If requested by major stockholders, ensure that he or she is available for consultation and direct communication.

The designation of a Lead Independent Director is not intended to inhibit communication among the directors or between any of them and the Chairman. Accordingly, other directors are encouraged to continue to communicate freely among themselves and directly with the Chairman. Additionally, any director can ask for an item to be added to the agenda for any Board or Committee meeting. General Chain currently serves as the Lead Independent Director, and the Board has designated Mr. Coleman to assume this position upon General Chain’s retirement in May 2007.

Board and Committee Membership

In accordance with the Company’s Bylaws, if none of the Company stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if the stockholders have withdrawn all such nominations by the tenth day before the Company mails its Notice of Annual Meeting to the stockholders, a nominee must receive more votes cast for than against his or her election or reelection in order to be elected or reelected to the Board. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for reelection. The Board shall nominate for election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected as director, resignations that will be effective upon (i) the failure to receive the required vote at any future meeting at which they face reelection and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Principle. A resignation tendered in accordance with this paragraph must provide that it may not be withdrawn unless the Board eliminates this Principle on majority voting in director elections.

If an incumbent director fails to receive the required vote for reelection, the Nominating and Corporate Governance Committee will consider whether the Board should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Board will also request that all directors who are not considered "Independent Directors" pursuant to these Principles abstain from participating in the decision regarding the resignation unless the Board determines that the participation of one or more of such directors is necessary under the circumstances. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a resignation, including, without limitation, any harm to the Company that may result from accepting the resignation, the underlying reasons for the vote against the director, and whether action in lieu of accepting the resignation would address the underlying reasons for such votes against the director.

The Board will decide whether to accept or reject a resignation within 90 days following certification of the election results by the inspector of elections, unless the Board determines that compelling circumstances require that the Board take additional time to consider the resignation. The Company will disclose the Board’s decision (including, if applicable, the reasons for rejecting a resignation) in a periodic or current report that will be filed with the Securities and Exchange Commission within four business days of such decision.

The Board of Directors, with recommendations from the Nominating and Corporate Governance Committee, appoints the members and chair of the committees. These appointments are based on an analysis of the skills, experience and other qualities of each individual director in relation to the requirements of the particular committee. Committee membership is reviewed annually and members are rotated as appropriate.

All new directors receive an orientation, which is individually designed for each director taking into account his or her experience, background, education, and committee assignments. This orientation includes one-on-one meetings with senior management and extensive written materials on the Company and its various products and operations.

The Company has a retirement policy whereby directors will retire at the annual meeting following his or her 72nd birthday.

Directors should not serve on more than four other boards of publicly traded companies in addition to the Company’s Board without the approval of the Chairman of the Nominating and Corporate Governance Committee. A director who is a full time employee of the Company may not serve on the board of more than two other public companies unless approved by the Board. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on another board.

When a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Board Meetings and Executive Sessions

On an annual basis, the Board of Directors holds an extended meeting to review the Company’s long-term strategy for each of its businesses, as well as for the Company as a whole.

The Board holds its meetings at other Company locations on a regular basis to provide the directors with in-depth review of the business at that location, a first-hand view of the operations and an opportunity for the Board members to interact with management at the facility.

The Board, with no members of management present, meets in executive session on a regular basis. The lead independent director presides over the executive sessions. The Audit Committee meets in executive session with the independent auditors and with the general auditor regularly. The Compensation Committee also meets in executive session on a regular basis. All other committees are given the opportunity to meet without management present as they deem necessary.

The Chairman, in consultation with the Lead Independent Director and committee chairpersons, will establish the agenda for each Board meeting. Any other member of the Board is free to suggest the addition of any other item(s). The chairpersons of the committees will coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

Directors’ Common Stock Ownership and Compensation

To encourage directors to have a direct and material cash investment in shares of common stock of the Company, the Board adopted stock ownership guidelines, which requires directors who are not employees to defer at least 50 percent of their annual retainer into Company stock to be placed in a stock unit account. The deferred stock is distributed to the director upon termination of his or her service on the Board.

The Nominating and Corporate Governance Committee reviews and recommends to the Board non-employee director compensation. The Committee consults with outside advisors to ensure that the form and amount are appropriate for attracting quality individuals to serve on the Board.

Evaluation and Succession Planning

Every year the Board of Directors conducts an assessment of its performance and at the conclusion of the evaluation process discusses its results. The Board will also conduct performance evaluations of each individual director on a regular basis.

Senior members of management are invited to make presentations to the Board or committees to provide management insight into items being discussed by the Board or committees and to bring managers with high potential into contact with the Board. In addition, Board members have free access to all other members of management and employees of the Company.

The Board of Directors believes that ensuring continuity of leadership is critical to the success of the Company. Therefore, processes are in place to:

•	Annually evaluate the CEO based on a specific set of performance objectives;

•

Annually provide the Compensation and Management Development Committee with an assessment of persons considered potential successors to certain management positions. The results of these reviews are reported to and discussed with the Board; and

•	Ensure continuity of top leadership, including CEO succession.

CERTAIN INDEMNIFICATION AGREEMENTS

The Company has entered into Indemnification Agreements with each of the directors and executive officers. Under the Indemnification Agreements, the Company has agreed to hold harmless and indemnify each indemnitee generally to the full extent permitted by the Delaware General Corporation Law and against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer of the Company or any other entity at the Company’s request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The indemnity does not cover liability if a court determines such indemnification is not lawful. In addition, our bylaws provide indemnification to all our officers and directors to essentially the same extent as provided in the indemnification agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Northrop Grumman’s directors and certain officers, and persons who own more than ten percent of a registered class of Northrop Grumman’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC requires officers, directors and greater than ten percent beneficial owners to furnish Northrop Grumman with copies of all Forms 3, 4 and 5 they file.

Northrop Grumman believes that all its officers, directors and greater than ten percent beneficial owners complied with all their applicable filing requirements during the fiscal year ended December 31, 2006. This is based on Northrop Grumman’s review of copies of Forms 3, 4 and 5 it has received and of written representations from certain persons that they were not required to file a Form 5.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties may communicate with any of our directors, the Independent Directors as a group or the full Board as a group by writing to them

Northrop Grumman Corporation

c/o Secretary of the Corporation

1840 Century Park East

Los Angeles, California 90067

The Secretary will forward the communication to the director to whom it is addressed or to the Lead Independent Director if addressed to the Board of Directors.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee of the Board of Directors to establish procedures to receive employees’ confidential or anonymous concerns regarding questionable accounting or auditing matters. Any employee with a concern about a financial accounting or auditing matter can write directly to:

Chair, Audit Committee

Northrop Grumman Board of Directors

c/o Corporate Ethics Office

1840 Century Park East

Los Angeles, CA 90067

Mail will be delivered unopened to the Chair of the Audit Committee.

CODE OF ETHICS

A copy of our Standards of Business Conduct, which applies to our Board of Directors, the Chief Executive Officer, Chief Financial Officer and all our employees, can be found on our website (www.northropgrumman.com). A copy of the Company’s Code of Ethics is available to any stockholder who requests it by writing to

Northrop Grumman Corporation

c/o Secretary of the Corporation

1840 Century Park East

Los Angeles, California 90067

The Company will disclose amendments to provisions of the Code of Ethics by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Northrop Grumman to the shareholders and the Securities and Exchange Commission (the “SEC”), Northrop Grumman’s internal control structure, Northrop Grumman’s internal and external audit process, Northrop Grumman’s risk management process, and other matters relating to Northrop Grumman’s accounting and financial reporting process. The Audit Committee discussed with the company’s senior management and the independent auditors the process used for certifications by the company’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the company’s filings with the SEC.

In connection with the financial statements for Northrop Grumman as of and for the year ended December 31, 2006, the Audit Committee discussed with Northrop Grumman’s Chief Executive Officer, Chief Financial Officer and Deloitte & Touche LLP (“Deloitte”), Northrop Grumman’s independent auditors, the financial information contained in each quarterly earnings and annual earnings announcement prior to its release. The Audit Committee also reviewed the SEC Form 10-Q for each quarter of 2006 prior to filing with the SEC as well as the SEC Form 10-K for the year ended December 31, 2006 prior to filing with the SEC.

The Audit Committee met in executive session at each in-person meeting. During these sessions, the Audit Committee met privately with both Deloitte and the internal auditors, each of whom has unrestricted access to the Audit Committee.

In discharging its oversight responsibility for the audit process, the Audit Committee received a letter from Deloitte regarding the firm’s independence as required under Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended by the Independence Standards Board. In addition, the Audit Committee discussed Deloitte’s independence from Northrop Grumman and its management, and considered whether the providing of non-audit services was compatible with maintaining Deloitte’s independence. The Audit Committee reviewed the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both the internal auditor and Deloitte their respective audit plans, audit scope and identification of audit areas of emphasis.

The Audit Committee discussed and reviewed with Deloitte the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements, along with the results of internal auditors’ examinations.

The Audit Committee conducted an assessment of its performance and discussed the results. As a part of its performance assessment, the Audit Committee reviewed its charter and, after appropriate review and discussion, reaffirmed the Audit Committee Charter on December 13, 2006. The Audit Committee also confirmed it performed all the requirements of its charter. This charter can be found on the Company’s website (www.northropgrumman.com) and is available in print to any shareholder who requests it.

The Audit Committee reviewed and discussed the audits of the financial statements and internal controls over financial reporting of Northrop Grumman as of and for the year ended December 31, 2006, with management and Deloitte. The Audit Committee discussed with management, the internal auditors and Deloitte the quality of Northrop Grumman’s internal controls over financial reporting, and whether such controls were effective.

Management has responsibility for Northrop Grumman’s financial statements and the overall reporting process, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting.

Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal controls over financial reporting, and (2) the effectiveness of internal controls over financial reporting.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether these financial statements fairly present the financial position, results of operations, and cash flows of Northrop Grumman in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised.

Based upon the Audit Committee’s review and discussions with management and Deloitte described in this report, the audit committee recommended to the Board of Directors that Northrop Grumman’s Annual Report on Form 10-K include the audited financial statements. The Audit Committee also reappointed Deloitte to serve as independent auditors for 2007, and requested such appointment be submitted to the Stockholders for ratification at their Annual Meeting.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission.

AUDIT COMMITTEE

STEPHEN E. FRANK, CHAIRMAN

LEWIS W. COLEMAN

VICTOR H. FAZIO

RICHARD B. MYERS

AULANA L. PETERS

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

JOHN T. CHAIN, JR., CHAIRMAN

LEWIS W. COLEMAN

STEPHEN E. FRANK

PHILLIP FROST

RICHARD B. MYERS

PHILIP A. ODEEN (member until March 21, 2007)

KEVIN W. SHARER (member until March 21, 2007)

Compensation Discussion and Analysis (CD&A)

This Compensation Discussion and Analysis is presented in two main sections. The first section generally describes the Company’s compensation philosophy and how decisions are made regarding the compensation for the Named Executive Officers (“NEOs”) whose compensation appears in the tables following this analysis. The Elements of Compensation section provides more details on the Company’s main compensation elements for NEOs—salary, annual incentive (or bonus), long-term incentive, and other benefits and perquisites.

Overview

The Compensation and Management Development Committee of the Board of Directors (“the Committee”) administers the Company’s executive compensation and benefit programs. The Committee comprises exclusively independent directors and oversees all compensation and benefit programs and actions that affect the NEOs as well as all other Elected Officers of the Company. The Committee also provides strategic direction for the Company’s total rewards compensation and benefits structure and reviews CEO and senior executive succession plans.

Compensation Philosophy

Our vision is to be the most trusted provider of systems and technologies that ensure the security and freedom of our nation and its allies. We aspire to be our customers’ partner of choice, our industry’s employer of choice, and our shareholders’ investment of choice. Therefore, the Company’s executive compensation program is designed to promote recruitment and retention of key employees with exceptional ability and to motivate performance critical to the long-term success of the Company. The various programs provide a direct link between pay and performance. The Company and the Committee believe that compensation and benefit programs offered to executives should be competitive with programs provided at peer companies and should link strongly with the creation of shareholder value.

The basis of the Company’s philosophy is that successful accomplishment of business goals in both annual operating performance and improved stockholder value should produce significant individual rewards, and that failure to attain business goals should negatively affect executives’ pay.

To maintain a focus on long-term shareholder value creation, variable compensation programs comprise a substantial portion of the total compensation package for the NEOs. Overall, three-quarters of each NEO’s annual compensation (base salary and annual and long-term incentive plans) is at risk and dependent on Company and individual performance. Approximately 90% of the CEO’s compensation is at risk. The programs for the NEOs contain a greater degree of pay at risk than the pay programs of the other officers and employees of the Company.

The Committee’s intent is to target salaries, annual incentives and long-term incentive grant values at competitive median levels of the Company’s peers, based on the best-available market data. Benefits and other perquisites offered to executives should be competitive with programs offered by other companies.

Independent Consultant

During its September 2006 meeting, the Committee hired Frederic W. Cook & Co., Inc., as an independent outside compensation consultant to advise the Committee on all matters related to CEO and executive compensation. George B. Paulin, Chief Executive Officer of Frederic W. Cook & Co., reports directly to the Committee, and the firm receives no other compensation from the Company other than for services provided to the Committee. Mr. Paulin attends meetings on an as-needed basis as requested by the Committee and provides advice directly to the Chairman of the Compensation Committee. Management utilizes Hewitt Associates and other consulting firms to provide services and market data to assist in evaluating the Company’s pay practices, and the Committee relies on this data in making its decisions.

Role of Management

Throughout the year, the Company’s CEO and other members of management provide recommendations to the Committee for their review and approval. These recommendations include all compensation actions for the elected officers as well as participation in the Company’s various executive benefit and perquisite programs. The CEO reviews all compensation actions for the other elected officers and then makes a recommendation to the Committee for their review and approval. Management provides the Committee historical and prospective breakdowns of the total compensation components for each executive officer. The Committee determines all compensation actions for the CEO and the executive officers with input from consultants. The full Board then ratifies these decisions. While the CEO provides the Committee a self-assessment of his performance for the year, the CEO does not make a compensation recommendation to the Committee for himself.

Management also provides recommendations to the Committee regarding all executive plan designs and strategies. These recommendations include financial goals and criteria for the Company’s annual and long-term incentive plans. Management provides its recommendations based on information gathered from consultants and the market as well as from internal resources, allowing designs and strategies to be tied directly to the needs of the Company’s businesses.

Benchmarking

The Committee determined that to attract and retain key executives, base salary, target annual incentive awards and target long-term incentive award values should in the aggregate approximate the 50th percentile in the market. To establish market, the Committee utilizes two distinct peer groups that consist of aerospace, defense, electronics and information systems companies approved by the Committee, and a general industry peer group of Fortune 100 companies (excluding financial institutions) that are available from Hewitt’s executive surveys. The Committee’s independent consultant has reviewed the Company’s peer groups and determined that these groups provide a reasonable and relevant comparison of market data.

The aerospace, defense, electronics and information systems peer list consists of the following companies:

• Computer Sciences Corporation • General Dynamics Corporation • General Electric • Goodrich Corporation • Honeywell International, Inc. • IBM Corporation • Johnson Controls, Inc. • L-3 Communication	• Lockheed Martin Corporation • Motorola, Inc. • Parker Hannifin Corporation • Raytheon Company • Rockwell Collins • The Boeing Company • United Technologies Corporation

Where appropriate, the Committee uses regression analysis of this group to predict market pay levels based on revenue size. The Committee also reviews statistical “raw” data of this group that is not adjusted for revenue scope as another reference to evaluate competitive pay levels as well as proxy data for specific individuals.

The general industry peer group fluctuates from year to year based on the companies that participate in Hewitt’s executive survey. Generally the group will consist of approximately 50 companies annually (56 companies in 2006). This data is reviewed on a revenue size-adjusted and raw (not adjusted for revenue scope) basis of similarly situated companies based on revenue size and employee population.

In addition to reviewing executive officers’ compensation against the comparative groups, the Committee also considers recommendations from the CEO regarding total compensation for the other elected officers, taking into account their leadership, performance, skills and industry knowledge.

Total Compensation—Tally Sheets

The Company utilizes a review process that provides the Committee a total compensation and benefit perspective for each of the elected officers. In conjunction with the Committee’s review of pay to market, the Committee will review on an annual basis a set of tally sheets that captures a total compensation and benefits picture of each executive to ensure that compensation decisions are made within a holistic framework.

The tally sheet provides a broad perspective that covers the normal annual compensation actions as well as an annualized value of the benefits and perquisites the executives receive. Thus, the value of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites is also considered.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code (“Code”) generally limits the annual tax deduction to $1 million per person for compensation paid to the Company’s CEO and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit. Awards under the Company’s 2002 Incentive Compensation Plan and the 2001 Long Term Incentive Stock Plan are generally designed to qualify as performance-based compensation under this definition and to be fully deductible.

Not all of the Company’s executive compensation qualifies as performance-based compensation under the Code and therefore is not deductible. The Company implemented several compensation items to ensure market competitive rates are maintained and retention of critical executives is achieved. Since Dr. Sugar’s salary is above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company. In addition, grants of Restricted Stock Rights (RSRs) in 2006 to Mr. Bush (40,000 shares) and to Mr. Seymour (15,000 shares) are not considered performance-based under Section 162(m) of the Tax Code and, as such, may not be fully deductible by the Company.

409A Compliance

Code Section 409A places restrictions on deferral elections and distributions under executive (“nonqualified”) retirement plans, including supplemental pension plans, deferred compensation plans and supplemental savings plans for benefits accrued after December 31, 2004. The company is in compliance with interim transition rules issued under Section 409A by the Treasury Department. Once final regulations are published, the company will take all necessary steps to amend all non-qualified plans to ensure compliance with 409A.

Elements of Compensation

As indicated above, compensation elements for the NEOs are designed to attract and retain individuals with exceptional ability for these key roles in a very competitive market for such talent. Certain elements of compensation serve other important Company interests. For example, annual incentive pay is designed to motivate the NEOs to attain vital short-term Company goals. Long-term incentive pay in the form of equity awards vesting over a number of years aligns the NEOs’ interest with that of shareholders in seeing long-term increases in the value of Company shares. The main compensation elements for the NEOs (salary, annual incentive, long-term incentive, and other benefits and perquisites) are described in more detail below.

Salaries

Base salaries of the NEOs are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in experience, skills and sustained performance. The Committee reviews the NEOs’ salaries on an annual basis or at the time of promotion or a substantial change in responsibilities.

In February 2006, the Committee reviewed and approved the CEO’s recommendations for base salary for the other elected officers. The CEO did not make a salary recommendation for himself. Separately and independently, the Committee reviewed the CEO’s salary and provided a recommendation for a new salary to the Board. The independent directors of the Board approved the Committee’s salary recommendation for the CEO. In conjunction with these recommendations, the Committee gave consideration to competitive compensation data and its assessment of performance over the past year. The last annual increase cycle was effective March 4, 2006, and salaries for the NEOs have remained at those levels for the remainder of the year with the exception of Mr. Bush. The Company promoted Mr. Bush to President and CFO in May 2006, at which time his salary was increased to $825,000.

Annual Incentives

NEOs are eligible for incentive compensation annually under the Company’s shareholder-approved 2002 Incentive Compensation Plan. The Committee appropriates an amount (“Tentative Appropriated Incentive Compensation”) to the plan equal to 2 1/2% of the Company’s Economic Earnings for the performance year. “Economic Earnings” is defined as “income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report”. The plan provides that the maximum potential individual incentive compensation award for a performance year for an executive officer shall be limited to no more than thirty percent (30%) of the Tentative Appropriated Incentive Compensation for the CEO and seventeen and one-half percent (17.5%) for each of the other four NEOs.

Within this plan, the Committee establishes annual incentive compensation targets that vary with individual job level, scope and overall influence on the Company’s business results. The Committee determines target incentive awards as a percentage of each executive’s base salary and provides a final award amount that the Committee determines based on its assessment of individual and Company performance against its formal business goals. The Committee utilizes the following formula to assist in determining the final award:

Salary x Target % x Company Performance x Individual Performance = Final Award

Within the above formula, the Company Performance factor can range from 0% to 200% and the Individual Performance factor can range from 0% to 150%.

The Committee reviewed and modified annual incentive targets before the start of the 2006 performance year and established new targets through an analysis of competitive targets for comparable positions in the peer companies. The intent of the new targets is to provide a competitive level of compensation when the individual and the Company achieve performance objectives approved by the Committee. For 2006, the annual incentive award targets for the NEOs ranged from 60% to 120% of salary depending on the officer’s position.

Name	Target Payout %	Payout Range % of Salary
Ron Sugar	120%	0% - 360%
Wes Bush	90%*	0% - 270%
Scott Seymour	70%	0% - 210%
Jim O’Neill	70%	0% - 210%
Burks Terry	60%	0% - 180%

*	Bonus amounts are prorated based on his promotion to President.

At the conclusion of each calendar year, an annual performance evaluation is reviewed with the Committee. The CEO recommends individual incentive awards for the executive officers (other than himself) that reflect his judgment as to contributions to the accomplishment of annual goals and the Company’s long-term business plan. The Committee then reviews and approves or modifies the CEO’s recommendations.

Separately, the Committee considers an annual incentive compensation award for the CEO based on the assessment of performance and then presents recommendations to the independent directors of the Board to ratify.

Annual Incentives—2006 Goals and Awards

For the 2006 performance year, the CEO and management submitted performance measurement factors and weights to the Committee to evaluate the Company’s performance for the year. As a result, the Committee determined that the goals should focus on creating shareholder value, expanding the Company’s current operating margins in its business units, improving on the delivery of cash from operations and enabling performance in key operating metrics to drive to top quartile financial performance levels. The Committee reviewed and approved the criteria and weights below:

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Warranted Equity Value (40% weighting)—WEV is a discounted cash flow measurement that derives the intrinsic value of the company resulting from operating performance. Goals were based on achieving desired year over year growth in WEV. WEV growth goals were based on analysis of yearly total shareholder returns (TSR) generated by companies in the S&P 500. Maximum payout required a percentage increase in WEV that exceeded top quartile performance level of returns.

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Pension-Adjusted Operating Margin (20% weighting)—The goals were based on implementation of a phased improvement program to drive operating margin performance beyond a weighted average of peer company performance levels. Goals were based on achieving specific operating margin dollar amounts (adjusted for net FAS/CAS pension expense) defined by improving year over year operating margin rates. In 2006, maximum payout required a 120 basis point improvement in operating margin rate compared to 2005.

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Cash from Operations (20% weighting)—Goals are designed to reward the improved efficiency of converting earnings into cash which is a key indicator of the quality of the company’s earnings and management’s ability to generate operating cash. Goals were based on analysis of cash conversion rates (Cash from operations/EBITDA) for the S&P 100 non-financial companies and a peer group consisting of Aerospace & Defense companies. Cash conversion rates were translated into specific dollar amounts. Achieving maximum payout required cash generation that equated to the top quartile level of performance for the peer groups.

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Supplemental Goals for Sector Operating Units (20% weighting)—Goals were designed to maximize operational performance, which includes metrics such as customer satisfaction, new product development, new business initiatives, productivity, quality improvement, workplace diversity, employee management, leadership development, and environmental management. NEOs received the weighted average score of all sectors.

The Committee considered actual 2006 performance and results against the specific 2006 Company and individual goals. The Committee assessed the level of achievement for each objective and determined the overall assessment for each NEO. The Committee also took into account specific adjustments to the goal achievements due to significant and unforeseen events during the year. The actual incentive awards paid for 2006 performance were based on a company performance factor of 150%, and are substantially below the Tentative Appropriated Incentive Compensation maximum permitted under the plan, but above the target-award levels.

2006 Annual Incentive Award for CEO

During 2006, the Committee instituted a methodology for determining the CEO’s individual performance factor in calculating the annual incentive. The framework strengthened the connection between the Company’s performance versus peers and the CEO’s actual payment, and also provided focus on certain operational and strategic priorities.

Below is a summary of the criteria that the Committee used in determining the CEO’s individual performance for 2006:

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Relative Financial Performance (25% weighting)—Evaluate the Company’s performance against a pre-determined peer group using the specific financial measures of sales growth, margin expansion, EPS growth, cash conversion, and cash flow return on investment.

•	Program Performance (20% weighting)—Maintain and improve performance on critical programs.

•	Corporate Priority Wins (20% weighting)—Capture new business identified as priority wins and enhance competitive position on future business opportunities.

•	Operational Excellence (20% weighting)—Achieve measurable results on cost competitiveness initiatives and recover shipyards in wake of hurricane Katrina.

•	Strategic Priorities (15% weighting)—Refine strategic direction and portfolio, enhance governance and the Company’s reputation among all stakeholders

Long-Term Incentive Compensation

The 2001 Long Term Incentive Stock Plan provides flexibility to grant awards to key employees in a variety of forms. These include nonqualified stock options and restricted stock rights (RSRs) that are time-vested and normally used only for special purposes, and restricted performance stock rights (RPSRs) that have a three-year performance period.

The purpose of this compensation component is to establish long-term performance horizons for participants. By promoting ownership of the Company’s common stock, the plan creates shareholder-managers interested in Northrop Grumman’s sustained growth and prosperity.

In determining the size of long-term incentive grants to executives, the Committee approved share guidelines that target a delivered value consistent with awards to individuals holding comparable positions at peer companies. The CEO then provides individual recommendations to the Committee (for executives other than himself) for annual grants based on individual performance compared to objectives. Recommendations for stock options and RPSR grants can range from 0% to 150% of the established guidelines based on performance.

In 2006, a combination of both stock options and RPSRs were granted to the NEOs with approximately 40% of economic value delivered in the form of stock options and approximately 60% of economic value delivered in the form of RPSRs. The Company believes it is important to utilize performance-based units in combination with stock options as this long-term incentive combination offers the greatest reward link for the executive in creating shareholder value.

Details on 2006 equity grants to the NEOs are provided in the Grants of Plan-Based Awards table below.

Grant Date for Equity Awards

The annual grant cycle for nonqualified stock options and other equity awards occurs at the same time as salary increases and annual incentive grants. This typically occurs in February each calendar year. This timing allows management and the Committee to make decisions on three compensation components at the same time, utilizing a total compensation perspective. The Committee reviews and approves long-term incentive grants during its scheduled meeting and establishes the grant price based on the closing price of the stock on that day.

During its December 2006 meeting, the Committee decided to delay the next scheduled grant date originally scheduled for February 21, 2007 to occur February 28, 2007, which was seven days after the release of the Company’s Form 10-K. This decision was made because the regularly scheduled Committee meeting occurred prior to the release of the Company’s 10-K, and the Committee believed it was important to have the grant occur following the release of detailed financial information about the Company. This allowed the stock price to be fully adjusted by the market based on any material information disclosed in the Company’s 10-K. The Committee held a special meeting on February 28, 2007 to review and approve the long-term incentives for the NEOs and other employees of the Company, and the exercise price for options was equal to the closing price of the Company’s stock on that day. The Company will follow this revised practice for future annual stock grants.

Stock Options

The Committee granted stock options to the NEOs in February 2006. The officers were awarded non-qualified stock options with an exercise price equal to the closing price of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. Stock options vest in 25% installments on the anniversary date of the grant and become fully vested after four years. Stock options expire ten years from the date of the grant.

Restricted Performance Stock Right (RPSRs) Awards

The Committee granted RPSRs to the NEOs in February 2006. An RPSR is a right to receive a share of Company stock on a specified future date conditioned upon continued employment and achievement of specified performance goals. RPSRs have a service restriction—that the recipient be an employee in active service at time of vesting—and a performance requirement which must also be met.

The RPSR performance restriction for the February 2006 grant is stated in terms of improvement in Northrop Grumman’s Economic Value Added (EVA®) over a three-year period.

The performance period for the RPSRs granted in February 2006 is January 1, 2006 through December 31, 2008.

EVA® is a value based metric that is intended to measure management’s ability to generate shareholder value. It is equal to the annual net operating profit after tax less a charge at the company’s cost of capital rate for invested capital. The EVA® goals were based on a performance interval that required a change in EVA® that equated to an expected double-digit total shareholder return in order to achieve maximum payout. The Committee evaluates the RPSR performance requirements each year to ensure they are aligned with the Company’s objectives.

The number of shares earned at the end of the performance period versus the number of RPSRs granted will be determined by measurement of improvement in Northrop Grumman’s EVA®. If Northrop Grumman’s EVA® improvement exceeds the target, more shares will be earned than granted and, conversely, if EVA® improvement is lower than the target, fewer shares will be earned than granted. Shares that ultimately are vested and paid out to the executive can vary from 0% to 150% of the original number of shares granted. In addition to the shares, RPSRs earn a dividend equivalent which equals the dividends that would have been earned during the performance period if the executive had actually owned the shares of Northrop Grumman stock. RPSRs and dividend equivalents may be paid in shares, cash or a combination of shares and cash.

Recently Completed RPSR Performance Period

During the February 2006 meeting, the Committee reviewed the Company’s EVA® performance for the January 1, 2003 to December 31, 2005 performance period. The EVA® performance for this time period, approved by the Committee, was adjusted for significant and unforeseen events that occurred during the three year performance period and reflected a strategic investment adjustment for prior acquisitions. The RPSR award payout percentage was 150%. RPSRs were paid in shares, and dividend equivalents were paid in cash at the same time the shares were paid.

Restricted Stock Right (RSRs) Awards

During the Committee’s May 2006 meeting, Mr. Bush was promoted to President and CFO. In conjunction with this promotion, the Committee determined that retention of Mr. Bush is critical to the long-term success of the Company. Mr. Bush was granted 40,000 RSRs that vest 100% four years from the date of grant to achieve this goal.

During the Committee’s May 2006 meeting, Mr. Seymour was identified as a key executive that is critical to the long-term success of the Company and is leading the Integrated Systems sector which is positioned for strong growth over the upcoming years. Stable leadership was crucial to ensure continued success. In addition, Mr. Seymour possesses unique industry expertise and executive experience that is essential in sustaining the performance momentum. Mr. Seymour was granted 15,000 RSRs that vest 100% three years from the date of grant to ensure his retention.

Stock Ownership Requirements

The Company maintains stock ownership requirements for its NEOs and other executives to further promote alignment of management and stockholder interests. The Stock Ownership Guidelines recommend that the CEO and other officers own Company stock denominated as a multiple of their annual salaries which can be accumulated over a five-year period from the date of hire or promotion into an officer position.

The Stock Ownership guidelines are as follows:

•	CEO—seven times base salary

•	President—five times base salary

•	Other Elected Officers—three times base salary

•	Appointed Officers—one and one-half times base salary

Shares that count toward satisfaction of the stock ownership guidelines include:

•	Company stock owned outright by an officer

•	Restricted Stock Rights (RSRs), whether or not vested

•	Value of equivalent shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program

Stock options and unvested Restricted Performance Stock Rights (RPSRs) are not included in calculating ownership until they are converted to actual shares owned.

During its September 2006 meeting, the Committee performed its annual review of the ownership of all elected officers. All officers who have five or more years in their position are compliant. Although Dr. Sugar and Mr. Bush have been in their roles for less than five years, they also meet the current ownership requirements.

Trading Windows

It is the policy of the Company that Officers and Directors may neither purchase or sell options of Northrop Grumman stock nor engage in short sales or margin trading with respect to Northrop Grumman common stock. Additionally they must trade within certain periods that are approved by the Company. Specifically, Officers and certain other designated employees must comply with the following requirements:

•

Refrain entirely from trading in “puts’ and “calls” (publicly traded options to sell or buy stock) straddles, equity swaps or other derivative securities that are directly linked to Northrop Grumman stock.

•

Do not engage in trading Northrop Grumman securities outside of “window periods” (such period generally begins on the third day following the date of release of the quarterly or annual statements of sales and earnings and ends on the thirtieth calendar day following such date.) The window period does not go into effect until the notice is issued.

•

Do not trade in Northrop Grumman securities unless prior written notice of at least three business days is provided to the Corporate Vice President and General Counsel or the Office of the Secretary. From time to time such officers, directors, and employees may also be advised that no trading will be permitted until further notice.

Other Benefits

The NEOs are provided supplemental executive benefits in addition to those provided to all other employees. These supplemental benefits include supplemental pension plans, enhanced health and welfare benefits and the Special Officers Retiree Medical Plan (SORMP) offered at retirement.

Defined Benefit Retirement Plans

The Company maintains a tax-qualified defined benefit plan that covers the NEOs and the majority of the Company’s workforce. Compensation, age and service factor into the amount of the benefits provided under the plan. Thus, the plan is structured to reward and retain employees of long service and recognize higher achievement levels as evidenced by increases in annual pay.

The Company maintains several supplemental defined benefit plans that cover the NEOs. These plans (1) provide benefits that would be provided under the tax-qualified plan but for limitations imposed by the Internal Revenue Code, (2) provide larger accruals for time served on the Corporate Policy Council in recognition of the higher levels of responsibility for such service, and (3) provide a minimum level of pension benefits to senior executives with a short period of service.

Additional information on these defined benefit retirement plans is provided in the Pension Benefits Table below.

Defined Contribution Savings Plans

The Company maintains a tax-qualified retirement savings plan that covers the NEOs and the majority of the Company’s workforce. Participating employees may contribute amounts from their pay to the plan and the Company provides a matching contribution.

The Company maintains two supplemental savings plans that cover the NEOs. The Savings Excess Plan allows the NEOs to defer compensation beyond the limits of the tax-qualified plan and receive a Company matching contribution. The NEOs may also defer compensation under the Deferred Compensation Plan.

Additional information about the Savings Excess and Deferred Compensation Plans is provided in the Nonqualified Deferred Compensation Table below.

Perquisites

NEOs are eligible for executive perquisites linked to their position level that are consistent with market practices. The Committee has reviewed and approved the Company’s formal perquisite plans with established limits.

Perquisites include financial planning and income tax preparation, vehicle allowance, executive life and health insurance and club memberships. In 2004 the Board of Directors determined that Dr. Sugar should avoid traveling by commercial aircraft for reasons of security and accessibility; therefore, the Board of Directors directed that he utilize Company aircraft for all travel. If the CEO uses a Company plane for personal travel, income is imputed, grossed up and subject to the appropriate tax reporting according to IRS regulations. The Company’s internal audit department periodically reviews the accounting for the CEO’s personal use of the Company plane, and the expense reports for other perquisites provided by the Company.

The Summary Compensation Table below details the various perquisites provided to the NEOs in 2006.

Severance and Change in Control Benefits

Upon certain types of terminations of employment, the Company provides severance benefits to the NEOs equal to two times the executive’s base salary and average bonus under the Company’s Severance Plan for Elected and Appointed Officers approved by the Committee. The intent of this severance plan is to provide the executive with compensation and benefits for a reasonable period of time following their employment with the Company.

The Company has also entered into change-in-control severance agreements (the “March 2004 Special Agreements”) with each of its NEOs. Similar to the severance plan, these agreements ensure that the NEOs would have compensation and benefits for a reasonable period if they lose their jobs following a change in control. They also help ensure that the NEOs will remain with and focus on managing the Company in the event of a possible takeover. General severance multiples for the NEO are three times the executive’s salary and highest annual bonus in prior three years (not less than target).

Additional information on the benefits provided under the severance plan and the March 2004 Special Agreements is provided in the Severance/Change in Control section below.

Employment Agreements

Dr. Sugar is the only NEO who had an employment agreement in effect at December 31, 2006. Information on the severance benefits under the agreement is provided in the Severance/Change in Control section below, and additional information on the agreement appears in the narrative to the Summary Compensation Table.

Evaluation of Executive Performance in 2006 and CEO Compensation

In 2006, the Committee considered management’s continuing achievement of its short and long-term goals versus its strategic imperatives, including criteria established for the CEO above.

The Committee reviewed material from Hewitt Associates regarding competitive market rates for salary and long-term incentives to determine a total compensation strategy for the named executive officers. The annual incentive plan awards were based on the achievement of pre-determined financial and qualitative goals. The CEO recommended and the Committee approved the compensation awards for the other elected officers. The CEO’s base salary and bonus payout was determined by the Committee, with input from the independent consultant, and ratified by the independent Directors of the Board. The Committee did not rely solely on the predetermined formulas or a limited set of criteria when it evaluated the salaries and performance of the CEO and the other elected officers. The Committee considered experience, individual performance, and proxy compensation data of industry peers.

The 2006 bonus awards were based on a Company performance factor of 150% as outlined under the Annual Incentives section. NEO bonus award variances consider individual performance levels. The compensation for the NEOs is reflected in the following tables.

With respect to the CEO’s compensation, the Committee utilized the Company performance factor and evaluated the CEO’s individual performance based on the methodology described earlier. In addition to the Company’s financial performance against 2006 goals, the Committee considered other factors including: the continued outstanding performance of the Company’s products and services in support of national security and the global war on terrorism, delivering double digit earnings per share growth (for the fourth consecutive year), double digit total shareholder return, returning $1.2B to shareholders through share repurchases and increased dividend payouts, program execution resulting in increased operating margins, achieving all-time record new business acquisitions and backlog, driving operational improvements and significant cost reductions, achieving steady recovery in the hurricane-affected shipyards, key strategic and portfolio decisions, a strengthened balance sheet, key executive development moves, and continuing the Company’s excellent reputation for integrity, quality, community service, and industry leadership. The Committee also considered several program challenges and competitive disappointments in forming a balanced view of performance.

Based on its assessment of Dr. Sugar’s performance, the Committee determined and the independent Directors of the Board ratified a 5.2% increase in 2007 base salary to $1,525,000, elimination of certain perquisites, and an incentive compensation award, based on an individual performance factor of 120%, in the amount of $3,132,000, as reported in the Summary Compensation Table. Additionally, the Committee approved a long-term incentive award of 83,600 restricted performance stock rights (RPSRs) and 254,000 stock options. The Committee further approved a 2007 CEO incentive bonus target of 130%, based on market prevalence and input provided by the Committee’s independent compensation consultant.

Actions Taken After 2006

In February 2007, James F. Palmer was elected Corporate Vice President and Chief Financial Officer effective March 12, 2007. A letter agreement was entered into with Mr. Palmer providing for:

•	Initial base salary of $725,000

•	Annual bonus target of 70% of salary, with minimum 2007 bonus of $507,500

•	2007 grants of 40,000 options and 20,000 RPSRs for 2007-2009 performance period

•	40,000 RSRs to make up for forfeited equity awards

•	$700,000 signing bonus payable in three installments

•	Certain contingent payments to make up for other benefits Palmer may not receive from former employers as a result of becoming a Northrop Grumman employee.

Summary Compensation Table

2006 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Ronald D. Sugar	2006	1,433,654	0	8,479,925	3,731,789	3,132,000	4,461,509	416,857	21,655,734
Chairman and Chief Executive Officer (6)
Wesley G. Bush	2006	726,443	300,000	2,617,262	770,650	1,300,000	881,164	152,546	6,748,065
President and Chief Financial Officer
Scott J. Seymour	2006	570,384	0	2,404,937	1,057,033	770,000	1,092,145	175,443	6,069,942
Corporate Vice President and President, Integrated Systems
James R. O’Neill	2006	516,154	0	1,521,533	567,881	680,000	241,310	218,521	3,745,399
Corporate Vice President and President, Information Technology
W. Burks Terry	2006	570,192	0	1,140,896	772,287	760,000	939,469	78,406	4,261,250
Corporate Vice President and General Counsel

Footnotes:

(1)	Mr. Bush received the final of four payments of a retention bonus provided in his Employment Continuation Agreement with TRW, Inc. This agreement expired on December 31, 2006.

(2)	For assumptions used in calculating these numbers, see the discussion in Footnote 19 of the Company’s Form 10-K for the fiscal year ended December 31, 2006, adjusted to exclude estimated forfeitures.

(3)	The amounts in this column were paid under the Company’s annual bonus plan during 2007 based on performance achieved during 2006, as described in the Compensation Discussion and Analysis.

(4)	There were no above-market earnings in the nonqualified deferred compensation plans (see the description of these plans under the Nonqualified Deferred Compensation table). This entire amount relates to the increased present value of the executive’s pension plan benefits (see the description of these plans under the Pension Benefits table).

(5)	The amounts listed in this column for Dr. Sugar include vehicle allowance and operating costs, financial planning/income tax preparation, club membership dues, personal liability insurance, security costs at his residence, personal and dependent travel on company aircraft ($123,080), tax gross up for use of company aircraft ($22,518), unused vacation cashout in excess of allowed accrual ($49,347), medical, dental, life and disability premiums ($44,850), and company contributions to Northrop Grumman defined contribution plans ($126,231).

The amounts listed in this column for Mr. Bush include vehicle allowance, operating costs and driving services, tax return preparation, club membership dues, personal liability insurance, security costs at his personal residence, medical, dental, life and disability premiums ($43,463), and company contributions to Northrop Grumman defined contribution plans ($65,223).

The amounts listed in this column for Mr. Seymour include vehicle allowance and operating costs, tax return preparation, club membership dues, personal liability insurance, personal and dependent travel on company aircraft, tax gross up for use of company aircraft ($6,901), tax gross up for spousal travel ($7,709), vacation cashout in excess of allowed accrual ($24,944), medical, dental, life and disability premiums ($43,657), and company contributions to Northrop Grumman defined contribution plans ($52,370).

The amounts listed in this column for Mr. O’Neill include vehicle allowance and operating costs, tax return preparation, club membership dues, personal liability insurance, rent/expenses for apartment ($48,639), personal and dependent travel on company aircraft, tax gross up for use of company aircraft ($2,310), tax gross up for rent/expenses for apartment ($37,068), vacation cashout in excess of allowed accrual ($27,568), medical, dental, life and disability premiums ($42,845), and company contributions to Northrop Grumman defined contribution plans ($8,800).

The amounts listed in this column for Mr. Terry include vehicle allowance and operating costs, club membership dues, personal liability insurance, personal and dependent travel on company aircraft, tax gross up for use of company aircraft ($7,026), tax gross up for spousal travel ($9,815), medical, dental, life and disability premiums ($35,280), and company contributions to Northrop Grumman defined contribution plans ($8,800).

Method for Calculating Perquisite Value

In order to determine the perquisite value of personal use of Company aircraft, the Company calculates the incremental cost, which includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. The incremental cost of the Company is included above although amounts related to the loss of tax deduction to the Company on account of personal use of corporate aircraft under new tax rules are not included.

(6)	Under the terms of his employment agreement, Dr. Sugar is entitled to a minimum annual salary of $1.1 million. He is also entitled to perquisites no less favorable than those provided any other elected officer, and benefits upon termination as described in the Severance/Change in Control section.

2006 Grants of Plan-Based Awards

	2006 Grants of Plan-Based Awards
Name & Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald D. Sugar	2/15/06	0	1,740,000	5,220,000
Chairman and Chief Executive	2/15/06				0	112,500	168,750					9,520,875
Officer	2/15/06								225,000		65.10	4,140,900

Wesley G. Bush	2/15/06	0	618,461	1,855,383
President and Chief Financial	2/15/06				0	27,000	40,500					2,285,010
Officer	2/15/06								54,000		65.10	993,816
	5/16/06							40,000				2,665,600

Scott J. Seymour	2/15/06	0	406,000	1,218,000
Corporate Vice President and	2/15/06				0	25,000	37,500					2,115,750
President, Integrated Systems	2/15/06								50,000		65.10	920,200
	5/16/06							15,000				999,600

James R. O’Neill	2/15/06	0	364,000	1,092,000
Corporate Vice President and	2/15/06				0	20,000	30,000					1,692,600
President, Information Technology	2/15/06								40,000		65.10	736,160

W. Burks Terry	2/15/06	0	344,999	1,034,997
Corporate Vice President and	2/15/06				0	18,000	27,000					1,523,340
General Counsel	2/15/06								36,000		65.10	662,544
	2/21/06								7,928	(6)	65.30	58,033

Footnotes:

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s annual bonus plan based on performance during 2006, as described in the Compensation Discussion and Analysis. The actual bonus amounts that were paid in 2007 based on 2006 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These amounts relate to Restricted Performance Stock Rights (RPSRs) granted in 2006 under the 2001 Long Term Incentive Stock Plan. Each RPSR represents the right to receive a share of the Company’s common stock upon vesting of the RPSR. The RPSRs may be earned based on the Company’s Economic Value Added (EVA) performance over a three year performance period commencing January 1, 2006 and ending December 31, 2008. The payout may range from 0% to 150% of the rights awarded. Dividend equivalents for earned RPSRs are accumulated and distributed at the end of the performance period. Earned RPSRs and dividend equivalents may be paid in shares, cash or a combination of shares and cash. An executive must remain employed through the performance period to earn an award, although pro-rata vesting results if employment terminates earlier due to retirement, death or disability. See the Severance/Change in Control section for treatment of RPSRs in these situations and upon a change in control.

(3)	These amounts relate to Restricted Stock Rights (RSRs) granted in 2006 under the 2001 Long Term Incentive Stock Plan. Each RSR represents the right to receive a share of the Company’s common stock upon vesting of the RSR. An executive must remain employed through a vesting period (three years for Mr. Seymour’s RSR and four years for Mr. Bush’s RSR) to earn an award, although vesting results if employment terminates earlier due to death or disability. See the Severance/Change in Control section for treatment of RSRs in these situations and upon a change in control. Earned RSRs may be paid in either shares or cash.

(4)	These amounts relate to non-qualified stock options granted in 2006 under the 2001 Long Term Incentive Stock Plan. The exercise price for the options equals the closing price of the Company’s common stock on the date of grant. The options vest in 25% installments on the first four anniversaries of the grant date and become fully vested after four years. The options may also vest upon a change in control under certain circumstances, and a portion of the options may vest upon termination due to retirement, death or disability (see more on these issues in the Severance/Change in Control section). The options expire ten years from the date of the grant. No dividends or dividend equivalents are payable with respect to the options. For information on the terms of the February 21, 2006 grant to Mr. Terry, see Note 5 below.
(5)	For assumptions used in calculating these numbers, see the discussion in Footnote 19 of the Company’s Form 10-K for the fiscal year ended December 31, 2006. Restricted Performance Stock Rights (RPSRs) are valued based on number of shares at performance target (see Footnote No. 2).
(6)	This amount relates to non-qualified stock options granted as part of an approved restoration feature under the 1993 Long Term Incentive Stock Plan and the 2001 Long Term Incentive Stock Plan. New stock options are awarded to equal the number of owned shares used as payment for an option exercise and related taxes. The exercise price is the fair market value of the Company’s common stock on the exercise date of the original options. The new stock options vest in full in six months after the grant date and retain the expiration date of the original option grant from which they were created. Owned shares must be held for at least six months before they are eligible for use as payment for an exercise. No dividends or dividend equivalents are payable with respect to these options.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards						Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(4)	Market Value of Shares or Units of Stock that Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(7) ($)
Ronald D. Sugar Chairman and Chief Executive Officer	0 125,000 150,000 75,000 110,000 60,000 40,000		225,000 125,000 50,000 25,000 0 0 0	0 0 0 0 0 0 0	65.10 52.49 47.11 46.65 57.40 48.50 39.28	2/15/16 6/14/14 8/20/13 2/19/13 8/20/12 9/19/11 8/15/11	0 0 0 0 0 0 0	0 0 0 0 0 0 0	112,500 100,000 100,000 0 0 0 0	7,746,750 6,987,000 7,076,000 0 0 0 0

Wesley G. Bush President and Chief Executive Officer	0 22,500 30,000 50,000 25,714 7,500 4,286 1,716	(2) (2) (2) (2)	54,000 22,500 10,000 0 0 0 0 0	0 0 0 0 0 0 0 0	65.10 52.49 47.11 47.18 54.11 46.67 49.85 46.79	2/15/16 6/14/14 8/20/13 12/18/12 4/26/10 2/10/09 2/11/08 2/4/07	40,000 30,000 0 0 0 0 0 0	2,708,000 2,031,000 0 0 0 0 0 0	27,000 24,000 20,000 0 0 0 0 0	1,859,220 1,676,880 1,415,200 0 0 0 0 0

Scott J. Seymour Corporate Vice President and President, Integrated Systems	0 20,000 10,000 40,000		50,000 20,000 10,000 0	0 0 0 0	65.10 52.49 47.11 57.40	2/15/16 6/14/14 8/20/13 8/20/12	15,000 30,000 0 0	1,015,500 2,031,000 0 0	25,000 24,000 20,000 0	1,721,500 1,676,880 1,415,200 0

James R. O’Neill Corporate Vice President and President, Information Technology	0 9,000 4,500 4,500 4,500		40,000 18,000 4,500 0 0	0 0 0 0 0	65.10 52.49 47.11 57.40 54.38	2/15/16 6/14/14 8/20/13 8/20/12 3/18/12	0 0 0 0 0	0 0 0 0 0	20,000 24,000 6,000 7,500 0	1,377,200 1,676,880 424,560 530,700 0

W. Burks Terry Corporate Vice President and General Counsel	0 15,000 22,500 30,000 30,000 10,000 14,376 21,500 6,220	(3)	36,000 15,000 7,500 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0	65.10 52.49 47.11 57.40 39.28 37.03 44.06 49.57 54.63	2/15/16 6/14/14 8/20/13 8/20/12 8/15/11 8/16/10 12/16/08 12/16/08 12/16/08	0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0	18,000 12,000 12,000 0 0 0 0 0 0	1,239,480 838,440 849,120 0 0 0 0 0 0

Footnotes:

(1)	Except as described in notes (2) and (3), options vest at a rate of 25% per year on the grant’s anniversary date over the first four years of the ten-year option term.

(2)	These options, originally awarded by TRW and converted to Northrop Grumman options as part of the acquisition, vest at a rate of 33% per year over the first three years of the ten-year option term. Any unvested options accelerated in their vesting effective on the acquisition date (December 11, 2002). All converted options retain their original expiration date.

(3)	These options, awarded under the option restoration program approved in 2000, vest in full six months after the grant date (February 21, 2006) and retain the original expiration date of the option award from which they were created.

(4)

Outstanding Restricted Stock Rights (RSRs) vest as follows: 40,000 outstanding for Mr. Bush vest on May 16, 2010; 30,000 outstanding for Mr. Bush vest on February 17, 2008; 15,000 outstanding for Mr. Seymour vest on May 16, 2009; 30,000 outstanding for Mr. Seymour vest on February 17, 2008.

(5)	Based on closing price of Company’s stock on December 29, 2006 of $67.70.
(6)	These are target numbers for Restricted Performance Stock Rights (RPSRs). The first RPSR for each NEO vests based on performance for three-year cycle ending on December 31, 2008, the second based on performance for three-year cycle ending on December 31, 2007, and the third based on performance for three-year cycle ending on December 31, 2006. The third and fourth grants for Mr. O’Neill represent true-up grants awarded when he became an elected officer based on performance for the three-year cycle ending on December 31, 2006.

(7)	Based on closing price of Company’s stock on December 29, 2006 of $67.70 for target RPSRs plus unvested dividend equivalents on target RPSRs at such time. The Company pays dividend equivalents on RPSRs that ultimately vest based on actual dividends declared while the award is outstanding. The following per-share dividend equivalent amounts are based on dividends declared from the grant of an RPSR until the end of 2006:

•	For RPSRs with performance cycle ending December 31, 2008, $1.16.

•	For RPSRs with performance cycle ending December 31, 2007, $2.17.

•	For RPSRs with performance cycle ending December 31, 2006, $3.06.

2006 Option Exercises and Stock Vested

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald D. Sugar Chairman and Chief Executive Officer	0	0	75,000	4,882,500

Wesley G. Bush President and Chief Financial Officer	0	0	36,000	2,343,600

Scott J. Seymour Corporate Vice President and President, Integrated Systems	24,000 15,000 20,000	318,996 195,051 306,748	18,000 0 0	1,171,800 0 0

James R. O’Neill Corporate Vice President and President, Information Technology	13,500 4,500 9,000	114,993 84,609 120,636	11,250 0 0	732,375 0 0

W. Burks Terry Corporate Vice President and General Counsel	8,700	92,829	18,000	1,171,800

2006 Pension Benefits

2006 Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ronald D. Sugar Chairman and Chief Executive Officer	SRI CPC SERP ERISA 2 Northrop Grumman Pension Plan Litton SERP(2) Litton Restoration Plan(2) Northrop Grumman Retirement Plan “B”(2) Northrop Grumman SRIP(2) Northrop Grumman S&MS Salaried Pension Plan(2)	N/A 25.92 5.00 5.00 0.75 0.75 1.58 19.42 19.42	(1)	8,172,909 9,955,175 4,133,253 207,269 1,549,306 519,884 30,891 1,216,193 630,290	0 0 0 0 0 0 0 0 0

Wesley G. Bush President and Chief Financial Officer	CPC SERP ERISA 2 Northrop Grumman Pension Plan Northrop Grumman SRIP(2) Northrop Grumman S&MS Salaried Pension Plan(2)	19.67 4.00 4.00 15.67 15.67		1,098,988 903,111 117,367 1,210,129 225,503	0 0 0 0 0

Scott J. Seymour Corporate Vice President and President, Integrated Systems	CPC SERP ERISA 2 Northrop Grumman Pension Plan	5.08 23.58 23.58		989,398 3,737,105 1,164,381	0 0 0

James R. O’Neill Corporate Vice President and President, Information Technology	CPC SERP ERISA 2 Northrop Grumman Pension Plan	2.67 4.83 4.83		173,867 332,027 89,027	0 0 0

W. Burks Terry Corporate Vice President and General Counsel	CPC SERP ERISA 1 ERISA 2 Northrop Grumman Pension Plan	6.42 28.75 28.75 28.75		1,681,875 739,573 5,193,507 1,477,234	0 0 0 0

Footnotes:

(1)	This is an age-based plan; therefore, years of service are not applicable.
(2)	These plans were maintained by Litton Industries, Inc. or TRW Inc. before Northrop Grumman acquired the companies. Dr. Sugar and Mr. Bush no longer earn credited service under these plans.

The pension values included in this table are the current, or present, value of the benefits expected to be paid in the future. The amount of each future payment is based on the current accrued pension benefit as of December 31, 2006. The actuarial assumptions for any measurement date are the same as used for Northrop Grumman’s financial statements as of such measurement date; however, all pension values are determined assuming the Named Executive Officers (NEOs) work until retirement age. The retirement age is the earliest unreduced retirement age as defined in each plan.

The amounts shown are based on the provisions in each plan in which any of the NEOs participate. In particular, the amounts shown for non-cash balance type benefits are determined based on the annual pension earned as of December 31, 2006, and include any supplemental payments. The amounts shown for cash balance type benefits are based on the account balance as of December 31, 2006, plus a future investment credit, converted to an annuity using the applicable conversion factors for each applicable plan.

Each NEO participates in the Northrop Grumman Pension Plan (“NGPP”), the Northrop Grumman ERISA Supplemental Plan (“ERISA 1”), and the Northrop Grumman Supplemental Plan 2 (“ERISA 2”) – except for Dr. Sugar who does not participate in ERISA 1 because his participation in the SRI precludes participation in ERISA 1. Based on current Internal Revenue Code (“Code”) section 415 limits, only Mr. Terry has a non-zero benefit from ERISA 1. Each Executive also participates in the Corporate Policy Council Supplemental Executive Retirement Program (“CPC SERP”). Dr. Sugar also participates in the Northrop Supplemental Retirement Income Program for Senior Executives (“SRI”). In addition, Dr. Sugar and Mr. Bush have certain frozen benefits from acquired qualified and nonqualified plans in which they previously participated.

The purpose of these pension plans is to provide participants, including executive participants, with benefits similar in value to those at peer companies. These plans provide income for periods of retirement as well as benefits in special circumstances including death and disability. The NGPP is structured to reward and retain employees of long service and recognize higher achievement levels as evidenced by increases in annual pay. The other plans supplement the NGPP and (1) provide benefits that would be provided under the NGPP but for limitations imposed by the Internal Revenue Code, (2) provide larger accruals for time served on the Corporate Policy Council in recognition of the higher levels of responsibility for such service, and (3) provide a minimum level of pension benefits to senior executives with a short period of service.

The change in pension values shown in the Summary Compensation Table includes the effect of:

•	an additional year of service from December 31, 2005 to December 31, 2006;

•	changes in eligible pension pay;

•	changes in applicable pay cap limits; and

•	changes in actuarial assumptions.

Northrop Grumman Pension Plan Components Included in Present Values

The NGPP is a tax-qualified pension plan under Code section 401. The NGPP was amended to incorporate a cash balance feature on July 1, 2003. For each NEO who was an active participant at the time of the cash balance transition, the pension benefit includes the components shown below. For each NEO who became a participant on or after July 1, 2003, the pension benefit consists of the cash balance benefit only (Mr. O’Neill is not eligible for the 5-year transition benefit and hence has a Part A benefit through June 30, 2003 plus a Part D benefit under the cash balance formula beginning July 1, 2003).

Part B (5-Year Transition Benefit) Benefit based on a formula similar to the one under the historical plan formula from July 1, 2003 – June 30, 2008

Part A Benefit under the historical plan formula through June 30, 2003	+ or (if greater) +	Part D Benefit under the cash balance formula beginning July 1, 2008	=	Pension Benefit

Part C (5-Year Transition Benefit) Benefit under the cash balance formula from July 1, 2003 – June 30, 2008

Historical Benefit (Part A). For periods of service prior to July 1, 2003, the NGPP provides a “historical” benefit based on a formula contained in a sub-plan that was merged into the NGPP. The following sub-plans are relevant.

•

Northrop Grumman Retirement Plan (NGRP). The NGRP sub-plan provided a benefit equal to years of benefit service multiplied by final average pay (limited by Code section 401(a)(17) to $220,000 in 2006) multiplied by 1.6667% (the “FAP Formula”). Final average pay for the FAP Formula is the average of the highest-paid three completed plan years during the greater of (i) the last ten consecutive years of participation, or (ii) all consecutive years of participation since January 1, 1997. Final average pay is referred to throughout this summary as “FAP.”

•

Northrop Grumman Retirement Value Plan (RVP). The RVP sub-plan provided a benefit equal to the participant’s accrual under a cash balance formula using a hypothetical account value that grows with credits based on age, total service, compensation, and interest.

Transition Benefit (Part B or C). For periods of service from July 1, 2003 through June 30, 2008, the NGPP provides a benefit equal to the greater of the accrual under the participant’s historical benefit formula (Part B) or the accrual under a cash balance formula, as described immediately below (Part C), but in each case using service earned during the transition period.

Cash Balance Benefit (Part D). The cash balance formula (the “CB Formula”) uses a hypothetical account value that grows with credits based on age, total service, compensation, and interest. A participant’s points (the sum of age and years of service) determine the credit amount, which is a percentage of eligible pay. Table 1 below sets forth the relevant point ranges. All of the NEOs receive the Table 1 credit amount except for Mr. O’Neill, for whom the credit amount is 1.5% less than the Table 1 amount at all point levels for both all eligible pay and for eligible pay in excess of the Social Security Wage Base.

Table 1

	Credit Amount
Points (attained age and total service)	All Eligible Pay	Eligible Pay in Excess of Social Security Wage Base
Under 25	6.0%	6.0%
25 to 34	6.5%	6.0%
35 to 44	7.0%	6.0%
45 to 54	7.5%	6.0%
55 to 64	8.0%	6.0%
65 to 74	8.5%	6.0%
75 to 84	9.0%	6.0%
Over 84	9.5%	6.0%

Interest is credited monthly based on the 30-year Treasury bond rate in effect four months prior to the crediting month. At the normal retirement date, the annual benefit, payable for life, is equal to the accumulated account balance divided by 9.

Other Key Factors Under the NGPP:

•

Pay. Pay under the CB Formula and, effective January 1, 2004, pay under the FAP Formula, is generally salary plus annual cash bonus amounts when paid. Prior to January 1, 2004, compensation under the FAP Formula was annualized rate of salary at year-end plus cash bonus amounts paid during the calendar year.

•

Benefit Service. Benefit service earned after January 1, 1995 in excess of 30 years is not taken into account for accrual of retirement benefits under the FAP Formula. Benefit service through June 30, 2003 is counted toward the Part A portion of the benefit under the FAP Formula. Benefit service from July 1, 2003 through June 30, 2008 will be counted under the greater of the Part B benefit under the FAP Formula and the Part C benefit under the CB Formula. Benefit service on and after July 1, 2008 will be counted under Part D of the CB Formula (for Mr. O’Neill, service from July 1, 2003 will be counted under the CB Formula). Benefits are calculated on a straight life annuity basis and are not subject to any reduction for Social Security benefits or other offset amounts.

•	Normal Retirement. Age 65 for the FAP Formula, and the later of age 65 and five years of vesting service for the CB Formula.

•

Early Retirement. Retirement before age 65 and on or after attaining both age 55 and completing 10 years of service. Early retirement benefits under the FAP Formula are calculated by reducing the participant’s benefit by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. This is to reflect the longer period of time over which the benefit will be paid. The annual benefit, payable for life, under the CB Formula for those retiring at an early retirement age is generally determined by dividing the account balance at retirement by a factor as set forth in Table 2.

Table 2

Age	Factor	Age	Factor
55	11.50	60	10.25
56	11.25	61	10.00
57	11.00	62	9.75
58	10.75	63	9.50
59	10.50	64	9.25

Rule of 9: Active plan participants as of the transition date from the FAP Formula to the CB Formula (for this purpose, generally June 30, 2003) who terminate on or after their early retirement date will have their early retirement benefit under the CB Formula determined by using a factor of “9” in place of the Table 2 factor. Applying a factor of 9 provides, in effect, a subsidized benefit because the early retirement benefit is not reduced on account of age. All of the NEOs are eligible for the Rule of 9, except for Mr. O’Neill.

•

Vesting. As of December 31, 2006, all NEOs have a nonforfeitable right to receive the retirement benefits described in this summary, which is payable upon early (if eligible) or normal retirement, as elected by the NEO.

•

Form of Payment. The benefit provisions described above determine an annual straight-life annuity. Various optional forms of annuity payment are available under the plan, including annuity payment forms whereby the participant may elect to receive a reduced annual benefit with a survivor annuity payable after the participant’s death. Each of the optional forms of benefit is generally actuarially equivalent to the straight-life annuity.

ERISA 1 and ERISA 2 (Collectively the “ERISA Plans”) Components Included in Present Values

ERISA 1 is a nonqualified plan which provides benefits that would have been paid under the NGPP but for the Code section 415 limit on the annual benefit that may be paid under a qualified plan. ERISA 2 is a nonqualified plan which provides benefits that would have been paid under the NGPP but for the Code section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan. ERISA 2 also provides benefits based on compensation deferred under a Northrop Grumman deferred compensation plan. Benefits under the ERISA Plans, as amended, are subject to a general limitation of 60% of FAP (if applicable, reduced for early retirement according to the rules of the NGPP) for all Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option. Reductions for early retirement apply in the same manner as under the NGPP.

CPC SERP Components Included in Present Values

Each NEO is eligible to participate in the CPC SERP which provides a pension equal to the greater of an amount accrued under the CPC SERP formula or the benefit calculated using the Officers Supplemental Executive Retirement Program (“OSERP”) provisions. The CPC SERP formula is 3.3334% of FAP for each year or portion thereof that the participant has served on the Corporate Policy Council, less any other Company pension benefits accrued for the same service.

CPC SERP participants will have their benefit calculated under the OSERP formula and if it results in a greater amount, the benefit under the OSERP formula will be provided. The OSERP provides a total pension benefit equal to a percentage of FAP where the percentage is determined by the following formula: 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45, less any other Company pension benefits. In the OSERP formula, all years of service with the Company are used to determine the final percentage.

The pension benefits for Dr. Sugar and Mr. Bush under the CPC SERP are based on the OSERP formula.

The total accrual percentage under the CPC SERP cannot exceed the percentage necessary for the participant to receive an annuity of 60% of FAP (if applicable, reduced for early retirement according to the rules of the NGPP) when all pension benefits are taken in total. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option.

Normal Retirement: Age 65.

Early Retirement: The later of the first day of the month following termination or the commencement of the participant’s qualified plan benefit. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement.

SRI Benefits Included in Present Values

Dr. Sugar currently participates in the SRI. The gross amount of the supplemental benefit under the SRI is calculated as the greater of (1) the participant’s benefit under the NGPP and the ERISA 2 Plan or (2) a fixed percentage of the participant’s FAP equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65. However, in no event will the gross SRI benefit exceed 60% of the participant’s FAP. In all cases, the gross SRI benefit is reduced by the amount of other Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option.

Other Pension Benefits Included in Present Values

As noted above, certain NEOs also have benefits under one or more additional plans. Except where expressly provided otherwise, all values below are expressed in the form of an annual single life annuity and the Executives’ service and compensation used in calculating the benefits was frozen as of the applicable dates provided below.

Under the Northrop Grumman Retirement Plan B (“Plan B”) (formerly Litton Retirement Plan B), Dr. Sugar accrued an annual benefit of $2,790, taking into account service and compensation with Litton through December 31, 2001, payable to him upon retirement subject to all applicable plan rules. He does not accrue benefits under this plan after December 31, 2001, but as required by law, he will continue to earn vesting service for future service with the Company. Should Dr. Sugar retire on or after 60, he will meet the plan’s eligibility requirements for an unreduced benefit (age 60 with 80 points) and thus his Plan B benefit will be paid on an unreduced basis; otherwise the benefit will be reduced by 6% per year for each year benefits commence before age 62.

Under the Litton Restoration Plan, Dr. Sugar accrued benefits taking into account service and compensation earned from June 21, 2000 through December 31, 2001 with Litton, a portion of which was paid in 2001 as a result of the Litton change in control. Upon Dr. Sugar’s future retirement, he will be eligible to receive his benefits from this plan based on benefit accruals from April 4, 2001 through December 31, 2001, representing an unreduced annual annuity of $42,560. Dr. Sugar earns no additional benefits under the Litton Restoration Plans.

Under the Litton SERP, Dr. Sugar accrued benefits taking into account service and compensation earned from June 21, 2000 through December 31, 2001 with Litton, a portion of which was paid in 2001 as a result of the Litton change in control. Upon Dr. Sugar’s future retirement, he will be eligible to receive his benefits from the Litton SERP based on benefit accruals from April 4, 2001 through December 31, 2001, representing an unreduced annual annuity of $126,833. Dr. Sugar earns no additional benefits under the Litton SERP.

Dr. Sugar and Mr. Bush are also entitled to receive annual benefits at age 65 from the Northrop Grumman Space & Mission Systems Salaried Pension Plan and the Northrop Grumman Supplementary Retirement Income Plan. Dr. Sugar’s benefit is equal to $57,723 under the NG S&MS SPP and $112,609 under the SRIP. Mr. Bush’s accrued benefit is $43,159 under the NG S&MS SPP and $236,108 under the SRIP. Should Dr. Sugar or Mr. Bush retire on or after 60, their benefits under these plans will be paid on an unreduced basis; otherwise the benefits are reduced 4% per year for each year benefits commence before age 60. Should Dr. Sugar or Mr. Bush retire before age 62, they will also receive a temporary annual supplemental benefit under the NG S&MS SPP. Dr. Sugar’s temporary benefit would equal $4,730 and Mr. Bush’s temporary benefit would equal $5,485. These benefits are subject to an early retirement reduction for retirement prior to age 60. Although Dr. Sugar will no longer accrue benefits under these plans, Mr. Bush’s benefit amount under these plans will be updated each year to reflect his current final average earnings as defined by the plans (average of the highest five consecutive calendar years of pensionable pay).

Specific Assumptions used in Estimating Present Values:

Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. For the NGPP, the associated ERISA Plans and CPC SERP, benefits are first unreduced once the NEO accumulates 85 points or reaches age 65. For the NG S&MS SPP and SRIP, benefits are first unreduced for the NEO at age 60. Plan B benefits are unreduced upon the earlier of age 62 or age 60 with 80 points, while Litton SERP and Restoration benefits are unreduced at any age. For the SRI, the assumed retirement age is the plan’s normal retirement date (age 65, the date at which the full 60% benefit is payable).

Discount Rate: The applicable discount rates are 5.75% as of December 31, 2005 (for all plans except for Plan B where a discount rate of 5.50% was used) and 6.00% as of December 31, 2006 (for all plans except for Plan B where a discount rate of 5.75% was used).

Mortality Table: As was used for financial reporting purposes, RP 2000 projected six years without collar adjustment as of December 31, 2005 and RP2000 projected seven years without collar adjustment as of December 31, 2006.

Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate, and Mortality Table described above; they assume the NEO remains employed until his earliest unreduced retirement age.

Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 4.46% as of December 31, 2005 and 5.00% as of December 31, 2006. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.

Information on Executives Eligible to Retire and Additional Notes

Dr. Sugar is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If Dr. Sugar were to retire immediately, his total annual benefit amount as of December 31, 2006, combined for all plans in which he participates, is estimated to be $1,823,556 payable to age 62 and $1,819,124 payable from age 62.

Mr. Seymour is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If Mr. Seymour were to retire immediately, his total annual benefit amount as of December 31, 2006, combined for all plans in which he participates, is estimated to be $492,976.

Mr. Terry is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If Mr. Terry were to retire immediately, his total annual benefit amount as of December 31, 2006, combined for all plans in which he participates, is estimated to be $718,524.

Code Section 409A

Amounts disclosed on this table (other than NGPP amounts) that were not earned and vested by December 31, 2004 are subject to new requirements under Code section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this chart other than the NGPP.

2006 Nonqualified Deferred Compensation Plan

2006 Nonqualified Deferred Compensation

Name & Principal Position	Plan Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Ronald D. Sugar Chairman and Chief Executive Officer	Deferred Compensation Savings Excess	1,750,000 237,092	0 117,431	593,265 183,478	0 92,606	(2)	5,387,781 1,697,242

Wesley G. Bush President and Chief Financial Officer	Deferred Compensation Savings Excess	155,000 142,644	0 56,423	137,144 107,592	0 0		1,098,408 902,211

Scott J. Seymour Corporate Vice President and President, Integrated Systems	Deferred Compensation Savings Excess	0 275,096	0 43,570	61,956 33,735	216,004 0		750,037 851,962

James R. O’Neill Corporate Vice President and President, Information Technology	Deferred Compensation Savings Excess	116,615 0	0 0	24,280 0	0 0		240,663 0

W. Burks Terry Corporate Vice President and General Counsel	Deferred Compensation Savings Excess	0 0	0 0	0 0	0 0		0 0

Footnotes:

(1)	Base salary and bonus amounts deferred under both plans in 2006 by the executives are included in the Summary Compensation Table.

(2)	Dr. Sugar received an annual distribution from the Benefits Equalization Plan, a plan in which he participated prior to termination of employment at TRW. The plan was merged into the Northrop Grumman Savings Excess Plan in 2004, but distributions continued as scheduled based on installments over a ten-year period.

Amounts disclosed on this table that were not earned and vested by December 31, 2004 are subject to new requirements under section 409A of the Internal Revenue Code. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this chart.

Outlined below are the material terms of the two nonqualified deferred compensation plans in which the executives may participate. No above market earnings are provided under these plans. Thus, no such amounts are included in the Summary Compensation Table.

Feature	Savings Excess Plan	Deferred Compensation Plan
Compensation Eligible for Deferral	1% to 25% of salary and bonus above IRS limits	Up to 90% of salary and/or bonuses

Company Allocation	Up to 4%, based on a contribution rate of 8% • First 2% is matched at 100% • Next 2% is matched at 50% • Next 4% is matched at 25%	None

Method of Crediting Earnings	Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.	Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.

Vesting	100% at all times	100% at all times

Distributions

At Termination of Employment	Based on advance election, payment made in lump sum or installments over period of up to 15 years.	Based on advance election, payment made in lump sum or installments over a 5, 10, or 15-year period.

Scheduled In-Service Distribution	Not available	Available with advance election. Payment made in lump sum or installments over 2-5 years.

Non-Scheduled In-Service Distribution	Not available	Up to 90% of the pre-2005 account balance may be distributed. A 10% forfeiture penalty will apply.

Hardship Withdrawals	Not available	Available

2006 Change-in-Control and Severance

I. Termination Payments Tables

The tables below provide estimated payments and benefits that the Company would provide each NEO if his employment terminated on December 31, 2006 for various reasons. These payments and benefits are payable based on:

•	a severance plan

•	the terms of equity awards

•	a retiree medical arrangement

•	Dr. Sugar’s employment agreement

•	change in control agreements

We summarize these arrangements before providing the estimated payment and benefit amounts in the tables. (See the Pension Benefits & Nonqualified Deferred Compensation Tables for information on retirement benefits the NEOs would be entitled to upon termination.)

Severance Plan Benefits

Upon a “qualifying termination,” the Company has discretion to provide severance benefits to the NEOs under the Company’s Severance Plan for Elected and Appointed Officers. Provided the NEO signs a release, he will receive a lump sum severance benefit equal to two times base salary, the greater of target or average bonus, and car allowance. Medical and dental benefits are provided by the Company for two years after termination. Income tax preparation fees for one year (estimated below at $4,500) and outplacement expenses up to 15% of salary (estimated below at $50,000) are also provided by the Company.

A “qualifying termination” means one of the following:

•	involuntary termination, other than for cause or mandatory retirement,

•	election to terminate in lieu of accepting a downgrade to a non-officer position,

•	following a divestiture of the NEO’s business unit, election to terminate in lieu of accepting a relocation, or

•	if the NEO’s position is affected by a divestiture, the NEO is not offered salary or bonus at a certain level.

Terms of Equity Awards

The terms of equity awards to the NEOs under the 2001 Long Term Incentive Plan provide for accelerated vesting in the event of an NEOs termination for certain reasons. For stock options and restricted performance stock rights (“RPSRs”), accelerated vesting of a portion of each award results from a termination due to death, disability, or retirement (after age 55 with 10 years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For restricted stock rights (“RSRs”), accelerated vesting results from a termination due to death or disability.

For purposes of estimating the payments due under RPSRs below, Company performance is assumed to be at target levels through the close of each three-year performance period.

The terms of equity awards to the NEOs under the 2001 Long Term Incentive Plan also provide for accelerated vesting of stock options and RSRs (and for prorated payment in the case of RPSRs) in the event that the NEO is terminated in a “qualifying termination” related to a change in control (see “Change in Control Benefits” below). Prorated payment for RPSRs (and related dividend equivalents) made upon a qualifying termination will be based on the portion of the three-year performance period prior to the qualifying termination. For example, if the qualifying termination occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period.

Retiree Medical Arrangement

NEOs who are vested and terminate after age 55 with 10 years of service are entitled to continued executive medical benefits under the Special Officer Retirement Medical Plan (“SORMP”). A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the Company and its affiliates.

Dr. Sugar’s Employment Agreement

Under the terms of his employment agreement, if Dr. Sugar’s employment is either terminated by the Company without cause, by Dr. Sugar for good reason, or due to disability, and Dr. Sugar signs a release, or due to death, the Company will provide the following:

•	Salary and Bonus Payment – A lump sum payment equal to two times the sum of:

•	highest annual base salary in effect at any time in the six months preceding termination, and

•	higher of: (i) target annual bonus percentage multiplied by highest annual base salary in effect in the six months preceding termination; or (ii) last annual bonus paid prior to termination.

•	Pro-rata portion of target annual bonus for year in which termination occurs

•	One year of additional vesting for all stock options, RSRs, and other stock incentive grants (excluding RPSRs)

•	Pro-rata vesting of RPSRs

•	Two-year extension of time available to exercise options, up to expiration of option

•	Three years of continued medical, dental, vision, and life insurance coverage

•	Lump sum payment equal to three times annual car allowance

•	Continuation of financial planning benefits through end of his third financial planning year

•	Income tax preparation reimbursement for year of termination and following two full calendar years

•	Outplacement benefits not to exceed $50,000

These benefits will be offset by any benefits due under the severance plan described above. Dr. Sugar’s employment agreement contains provisions relating to confidentiality, nondisclosure, assignment of inventions to the Company, and non-solicitation of employees and non-disparagement upon termination.

Dr. Sugar’s employment agreement also provides that he will be entitled to benefits under the SORMP even if he does not otherwise qualify. However, he is required to reimburse the Company for the full cost of such coverage.

Change in Control Benefits

The Company has entered into change in control severance agreements (the “March 2004 Special Agreements”) with each of the NEOs. NEOs are entitled to severance benefits under the agreements only upon a “qualifying termination” that occurs during a protected period (of up to six months) prior to a change in control or in the 24-month period following a change in control. For this purpose, a “qualifying termination” generally means that the NEO’s employment by is terminated by the Company for any reason other than cause or by the NEO for good reason, that the Company breaches the agreement, or that a successor breaches or fails to assume the agreement. In addition, a qualifying termination will also generally occur if (1) a change in control occurs, (2) there is a change in the CEO other than due to death, disability or reaching age 65, (3) the NEO remains continuously employed for 12 months following the change in control, and (4) the NEO terminates employment during the 13th month.

Upon a qualifying termination, the Company will provide the NEO with the following:

•	a lump sum payment equal to three times the NEO’s highest annualized base salary earned

•

a lump sum payment equal to three times the greater of (a) the highest bonus earned during the three full fiscal years prior to the date of the change in control or (b) the NEO’s target bonus for the year during which the change in control occurs

•	a lump sum payment equal to the pro rata portion of the NEO’s target bonus for the year during which termination occurs

•	a lump sum payment equal to the increase in the present value of all the NEO’s qualified and nonqualified pension benefits based on an addition in age and service of three years

•	a lump sum payment equal to three times the annual value of the NEO’s perquisites

•	three years of continued welfare benefits

•	reimbursement for the costs of outplacement services for 12 months following the effective date of termination, up to an amount equal to 15% of the NEO’s base salary

The agreements also provide that if excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, apply to payments made under the agreement, the NEO will be entitled to receive an additional payment to compensate for the excise taxes imposed.

Termination Payments

Ronald D. Sugar

Chairman and CEO

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$2,900,000	$4,350,000	$2,900,000
Short-term Incentives	$0	$7,000,000	$10,500,000	$7,000,000
Long-term Incentives (*1)	$0	$9,893,188	$11,282,876	$9,893,188
Benefits and Perquisites
Incremental Pension	$0	$0	$4,969,905	$0
Medical/Dental Continuation	$0	$103,377	$103,377	$103,377
Life Insurance Coverage	$0	$21,960	$22,392	$21,960
Disability Benefits	$0	$0	$18,459	$0
Car Allowance	$0	$60,000	$69,790	$60,000
Financial Planning/Income Tax	$0	$75,000	$75,000	$75,000
Club Memberships	$0	$0	$17,984	$0
Personal Liability Insurance	$0	$0	$4,658	$0
Outplacement Services	$0	$50,000	$50,000	$50,000
280G Tax Gross-up	$0	$0	$11,491,977	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

Wesley G. Bush

President and CEO

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,650,000	$2,475,000	$0
Short-term Incentives	$0	$1,485,000	$2,325,000	$0
Long-term Incentives (*1)	$0	$0	$7,165,298	$6,888,829
Benefits and Perquisites
Incremental Pension	$0	$0	$1,646,029	$0
Medical/Dental Continuation	$0	$62,466	$103,377	$0
Life Insurance Coverage	$0	$0	$22,392	$0
Disability Benefits	$0	$0	$14,298	$0
Car Allowance	$0	$40,000	$58,337	$0
Financial Planning/Income Tax	$0	$4,500	$45,000	$0
Club Memberships	$0	$0	$5,904	$0
Personal Liability Insurance	$0	$0	$2,348	$0
Outplacement Services	$0	$50,000	$50,000	$0
280G Tax Gross-up	$0	$0	$5,077,491	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

Scott J. Seymour

Corporate VP & President, Integrated Systems

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,160,000	$1,740,000	$0
Short-term Incentives	$0	$1,323,333	$2,250,000	$0
Long-term Incentives (*1)	$2,082,304	$2,082,304	$5,378,454	$5,128,804
Benefits and Perquisites
Incremental Pension	$0	$0	$2,373,702	$0
Medical/Dental Continuation	$0	$62,466	$103,377	$0
Life Insurance Coverage	$0	$0	$19,537	$0
Disability Benefits	$0	$0	$17,736	$0
Car Allowance	$0	$30,000	$46,373	$0
Financial Planning/Income Tax	$0	$4,500	$27,000	$0
Club Memberships	$0	$0	$18,000	$0
Personal Liability Insurance	$0	$0	$2,348	$0
Outplacement Services	$0	$50,000	$50,000	$0
280G Tax Gross-up	$0	$0	$4,553,492	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

James R. O’Neill

Corporate VP & President, Information Technology

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,040,000	$1,560,000	$0
Short-term Incentives	$0	$1,067,333	$1,950,000	$0
Long-term Incentives (*1)	$0	$0	$2,047,511	$1,832,576
Benefits and Perquisites
Incremental Pension	$0	$0	$702,696	$0
Medical/Dental Continuation	$0	$62,466	$103,377	$0
Life Insurance Coverage	$0	$0	$17,561	$0
Disability Benefits	$0	$0	$17,277	$0
Car Allowance	$0	$30,000	$55,218	$0
Financial Planning/Income Tax	$0	$4,500	$27,000	$0
Club Memberships	$0	$0	$15,897	$0
Personal Liability Insurance	$0	$0	$2,348	$0
Outplacement Services	$0	$50,000	$50,000	$0
280G Tax Gross-up	$0	$0	$2,913,203	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

W. Burks Terry

Corporate VP & General Counsel

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,150,000	$1,725,000	$0
Short-term Incentives	$0	$1,380,000	$2,160,000	$0
Long-term Incentives (*1)	$1,264,058	$1,264,058	$1,448,371	$1,264,058
Benefits and Perquisites
Incremental Pension	$0	$0	$241,793	$0
Medical/Dental Continuation	$0	$0	$0	$0
Life Insurance Coverage	$0	$0	$19,373	$0
Disability Benefits	$0	$0	$17,736	$0
Car Allowance	$0	$30,000	$47,764	$0
Financial Planning/Income Tax	$0	$4,500	$27,000	$0
Club Memberships	$0	$0	$1,050	$0
Personal Liability Insurance	$0	$0	$2,348	$0
Outplacement Services	$0	$50,000	$50,000	$0
280G Tax Gross-up	$0	$0	$2,121,974	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

II. Change in Control Payments Table

The terms of equity awards to the NEOs under the 2001 Long Term Incentive Plan provide for accelerated vesting of stock options and RSRs (and for prorated payments in the case of RPSRs) when the Company is involved in certain types of "change in control" events that are more fully described in the Plan (e.g., certain business combinations after which the Company is not the surviving entity and the surviving entity does not assume the awards). Vested stock options that are not exercised prior to one of these changes in control may be settled in cash and terminated. Prorated payments for RPSRs made upon one of these changes in control will be based on the portion of the three-year performance period prior to the change in control. For example, if a change in control occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period.

The table below provides the estimated value of accelerated equity vesting and/or payments if such a change in control had occurred on December 31, 2006.

	Stock Options	RSRs	RPSRs

Name and Principal Position	Acceleration of Vesting ($)	Acceleration of Vesting ($)	Prorated Payment ($)	Total ($)
Ronald D. Sugar Chairman and Chief Executive Officer	$4,042,626	$0	$7,240,250	$11,282,876

Wesley G. Bush President and Chief Financial Officer	$688,638	$4,739,000	$1,737,660	$7,165,298

Scott J. Seymour Corporate Vice President and President, Integrated Systems	$640,200	$3,046,500	$1,691,754	$5,378,454

James R. O’Neill Corporate Vice President and President, Information Technology	$470,525	$0	$1,576,986	$2,047,511

W. Burks Terry Corporate Vice President and General Counsel	$476,251	$0	$972,120	$1,448,371

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee proposes and recommends that the stockholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2007. Deloitte & Touche LLP served the Company as its independent auditors for 2006. Although ratification is not required by the Company’s bylaws or otherwise, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders as a matter of good corporate governance. Should the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider this in its selection of auditors for the following year. A representative from Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Fees Billed By the Independent Auditors

The following table summarizes aggregate fees billed to the Company for the years ended December 31, 2006 and 2005 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees(a)	$16,281,000	$15,886,000
Audit-Related Fees(b)	4,571,000	423,000
Tax-Related Fees(c)	2,528,500	2,235,000
All Other Fees	0	0

Total Fees	$23,380,500	$18,544,000

(a)	Audit Fees in 2006 and 2005 reflect fees of $14,831,000 and $14,406,000, respectively, for the consolidated financial statement audits and includes the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; additionally, 2006 and 2005 audit fees include $1,450,000 and $1,465,000, respectively, for the foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2006 relate to audits of the Company’s foreign entities for the fiscal year ended 2005.

(b)	Audit-Related Fees compromise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and audits of employee benefit plans. For 2006, these services included $2,995,000 for business acquisition and divestiture activities and $832,000 for independent assessment of controls related to outsourcing activities. Fees related to benefit plan audits which are paid by the plans are excluded.

(c)	Tax-Related Fees during 2006 and 2005 reflect fees of $1,708,900 and $1,980,800, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax (VAT) compliance, expatriate tax services, transfer pricing analysis and software licensing fees. The remaining tax fees primarily concern other tax compliance matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services provided by the independent auditors in order to assure that the provision of these services does not impair the independent auditor’s independence. These services may include audit services, audit-related services, tax-related services and other services. Pre-approval may be given at any time up to a year before commencement of the specified service. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority for any individual project up to a pre-determined amount to the Chairman of the Audit Committee.

The decisions of the Chairman to pre-approve a permitted service are reported to the Audit Committee at its next meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, as well as the fees for the services performed to date.

The Audit Committee approved all audit and non-audit services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during 2006 and 2005, in each case before being engaged to provide those services.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL THREE: APPROVAL OF AMENDMENTS TO THE NORTHROP GRUMMAN CORPORATION 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Overview

Since June 2005 the non-employee directors have been required to defer 50% of their annual retainer into a Stock Unit Account pursuant to the 1993 Stock Plan for Non-Employee Directors (the “1993 Directors Plan”). Since some of the directors elect to have their entire retainer paid in stock pursuant to the 1993 Directors Plan, the shares authorized by the 1993 Directors Plan are being used more quickly than previously contemplated. However, the 1995 Stock Option Plan for Non-Employee Directors, as amended, has 318,000 shares available for the grant of stock options (the 1995 Stock Option Plan for Non-Employee Directors, as proposed to be amended, has been renamed the “Northrop Grumman Corporation 1995 Stock Plan for Directors” and is referred to as the “1995 Directors Plan”). Since the non-employee directors no longer receive options, it is unlikely these shares will ever be used. The Company would like to be able to use the shares previously designated for option grants under the 1995 Directors Plan for payments of the stock portion of the directors’ annual retainer pursuant to the 1993 Directors Plan as more fully described below.

General

At the Annual Meeting, stockholders will be asked to approve the following proposed amendments to the 1995 Directors Plan. These proposed amendments were adopted, subject to stockholder approval, by the Board of Directors on March 21, 2007.

•

Types of Awards. The proposed amendments provide that awards of restricted stock and restricted stock units, as well as stock options, may be granted to the Company’s non-employee directors under the 1995 Directors Plan and that awards under the 1995 Directors Plan are granted on a discretionary basis. (Effective June 1, 2005, the Company suspended its automatic option grant program for non-employee directors under the 1995 Directors Plan.)

•

Awards Granted under 1993 Directors Plan. The proposed amendments provide that shares available for award grant purposes under the 1995 Directors Plan may also be delivered pursuant to award grants to a non-employee director under the 1993 Directors Plan, as a component of his or her annual retainer.

•

Change in Share-Counting Provisions. The proposed amendments provide that shares of the Company’s common stock delivered in respect of awards granted under the 1995 Directors Plan other than stock options (including shares delivered as a component of a director’s annual retainer pursuant to the 1993 Directors Plan) will count against the aggregate share limit for the 1995 Directors Plan as 3.0 shares for every share actually issued in connection with the award.

Stockholders are not being asked to increase the number of shares of the Company’s common stock available for award grants under the 1995 Directors Plan. The 1995 Directors Plan retains the existing share limit of 600,000 shares. As of March 20, 2007, 282,000 shares were subject to outstanding awards under the plan, and 318,000 shares remained available for award grant purposes under the plan.

The Board of Directors approved the proposed amendments to the 1995 Directors Plan based, in part, on a belief that permitting the shares remaining available under the 1995 Directors Plan to be used for discretionary grants of restricted stock and restricted stock unit awards and/or as a component of non-employee directors’ retainers under the 1993 Directors Plan would give the Company greater flexibility in structuring equity award grants for its non-employee directors. The Company believes that equity awards play an important role in attracting and retaining highly qualified individuals to serve on the Board of Directors. If stockholders do not approve the 1995 Directors Plan proposal, the Company will not have the flexibility to use the shares available under the 1995 Directors Plan for these purposes.

Summary Description of the 1995 Stock Plan for Non-Employee Directors

The principal terms of the 1995 Directors Plan are summarized below. The following summary is qualified in its entirety by the full text of the 1995 Directors Plan, which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 1995 Directors Plan is to assist the Company in attracting and retaining, as members of the Board of Directors, highly qualified persons who are not employees of the Company or its subsidiaries while at the same time securing for stockholders the inherent benefit of increased stock ownership by the Company’s directors.

Administration. The Board of Directors administers the 1995 Directors Plan and has broad authority with respect to award grants, including, without limitation, the authority to determine the recipients and the terms and conditions of awards granted under the plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option under the 1995 Directors Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise price of the award.

Eligibility. Directors of the Company who are not employees of the Company or any of its subsidiaries are the only persons eligible to receive awards under the 1995 Directors Plan.

Authorized Shares. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 1995 Directors Plan is 600,000 shares. If stockholders approve this 1995 Directors Plan proposal, shares issued in respect of any “full-value award” granted under the 1995 Directors Plan will be counted against the share limit described in the preceding paragraph as 3.0 shares for every one share actually issued in connection with the award. For example, if a restricted stock award covering 100 shares of the Company’s common stock were granted under the 1995 Directors Plan, 300 shares would be charged against the share limit with respect to that restricted stock award. For this purpose, a “full-value award” generally means any award granted under the 1995 Directors Plan (including awards granted to a non-employee director as a component of his or her annual retainer under the 1993 Directors Plan) other than an option with a per-share exercise price at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the option.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 1995 Directors Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 1995 Directors Plan will again be available for subsequent awards under the 1995 Directors Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 1995 Directors Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 1995 Directors Plan. The Company may not increase the applicable share limits of the 1995 Directors Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 1995 Directors Plan authorizes grants of stock options, restricted stock and restricted stock units, as well as the grant of shares to a non-employee director as a component of his or her annual retainer under the 1993 Directors Plan. Stock options granted under the 1995 Directors Plan generally have a maximum term of ten years and may not have a per-share exercise price that is less than the fair market value of a share of the Company’s common stock on the date of grant.

Transfer Restrictions. Awards granted under the 1995 Directors Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.

Adjustments. As is customary in incentive plans of this nature, the share limit and the number and kind of shares available under the 1995 Directors Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 1995 Directors Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 1995 Directors Plan. The Board of Directors may amend or terminate the 1995 Directors Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 1995 Directors Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Generally speaking, outstanding awards may be amended by the Board of Directors (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 1995 Directors Plan

The U.S. federal income tax consequences of the 1995 Directors Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 1995 Directors Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Restricted stock units are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Specific Benefits under the 1995 Stock Plan for Directors

The Company has not approved any awards that are conditioned upon stockholder approval of the 1995 Directors Plan proposal. The Company is not currently considering any other specific award grants under the 1995 Directors Plan. If the proposed amendments to the 1995 Directors Plan had been in existence in fiscal 2006, the Company expects that its award grants to non-employee directors for fiscal 2006 would not have been substantially different from those actually made in that year.

The closing market price for a share of the Company’s common stock as of March 20, 2007 was $73.96 per share.

Equity Compensation Plan Information

The Company currently maintains four equity compensation plans: the 1993 Directors Plan, the 1995 Directors Plan, the 2001 Long-Term Incentive Stock Plan (the “2001 LTISP”), and the 1993 Long-Term Incentive Stock Plan (the “1993 LTISP”). Each of these plans has been approved by the Company’s stockholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2006.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options		Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans as disclosed in Form 10-K	27,298,907		$48		20,175,452
Additional performance shares	3,430,518
Equity Compensation Plans Approved by Stockholders	30,729,425	(1)	$48	(2)	20,175,452	(3)
Equity Compensation Plan Not Approved by Stockholders	N/A		N/A		N/A
Total	30,729,425		$48		20,175,452

(1)	Of these shares, 170,094 were subject to options then outstanding under the 1995 Directors Plan, 17,721,986 were subject to options then outstanding under the 2001 LTISP, and 1,995,861 were subject to options then outstanding under the 1993 LTISP Plan. In addition, this number includes 7,364,227 shares that were subject to outstanding awards granted under the 2001 LTISP and 46,739 shares that were subject to outstanding stock units credited under the 1993 Directors Plan. Additional performance shares of 3,430,518 reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved.

(2)

This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted performance stock right and restricted stock right awards, and exclusive of stock units credited under the 1993 Directors Plan.

(3)	Of the aggregate number of shares that remained available for future issuance, 45,925 were available under the 1993 Directors Plan, 318,000 were available under the 1995 Directors Plan, and 19,811,527 were available under the 2001 LTISP. No new awards may be granted under the 1993 LTISP.

Vote Required

The Board of Directors believes that the adoption of the 1995 Directors Plan proposal will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All non-employee members of the Board of Directors are eligible for awards under the 1995 Directors Plan and the 1993 Directors Plan and thus have a personal interest in the approval of the 1995 Directors Plan proposal.

Approval of this proposal requires an affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL FOUR: STOCKHOLDER PROPOSAL

The Congregation of the Passion, Holy Cross Province, 5700 N. Harlem Avenue, Chicago, Illinois 60631, a beneficial owner of 106 shares of Common Stock of the Company; Sisters of Mercy, Regional Community of Detroit Charitable Trust, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336, a beneficial owner of 100 shares of Common Stock of the Company; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, a beneficial owner of at least $2,000 worth of Common Stock of the Company; The Congregation of Sisters of St. Agnes, 320 County Road K, Fond du Lac, Wisconsin 54935, a beneficial owner of 72 shares of Common Stock of the Company; The Congregation of the Sisters of Charity of the Incarnate Word, 6510 Lawndale, Houston, Texas 77223, a beneficial owner of 100 shares of Common Stock of the Company; Sinsinawa Dominicans, 585 County Road Z, Sinsinawa, Wisconsin 53824, a beneficial owner of 80 shares of Common Stock of the Company; School Sisters of Notre Dame Cooperative Investment Fund, 336 East Ripa Avenue, St. Louis, Missouri 63125, a beneficial owner of 88 shares of Common Stock of the Company; School Sisters of Notre Dame—Milwaukee Province, 13105 Watertown Plank Road, Elm Grove, Wisconsin 53122, a beneficial owner of 200 shares of Common Stock of the Company, the proponents of a stockholder proposal, have stated that the proponents intend to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

WHEREAS the United States exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense materiel and emergency drawdowns of weaponry.

The U.S. ranked first in arms transfer deliveries with developing nations, including those in the Near East and Asia, with $7.746 billion for 2005. The weapons sold range from ammunition to tanks, combat aircraft, missiles and submarines. [These figures were taken from The Department of Defense Security Assistance Agency’s “Facts Book” released at the end of fiscal year 2005, September 30, 2005. A listing of countries located in the regions defined for the purpose of this analysis—Asia, Near East, Latin America, and Africa—is provided at the end of the report “Conventional Arms Transfers to Developing Nations, 1997-2004,” Congressional Research Service, 8-29-05. http://www.fas.org/sgp/crs/natsec/RL33051.pdf]

In a number of recent U.S. combat engagements (e.g., the first Gulf War, Somalia, Afghanistan and Iraq), our troops faced adversaries who had previously received U.S. weapons or military technology.

In Fiscal Year 2005, Northrop Grumman was ranked as 3rd largest Department of Defense contractor with $13.7 billion in contracts. [100 Companies Receiving the Largest Dollar Volume of Prime Contract Awards—Fiscal Year 2005, Government Executive, 8-15-06]

In Northrop Grumman’s 2005 Annual Report it was noted that 5% of our company’s revenues came from international sources.

RESOLVED: Shareholders request that, within six months of the annual meeting, the Board of Directors provide a comprehensive report, at reasonable cost and omitting proprietary and classified information, of Northrop Grumman’s foreign sales of weapons-related products and services.

Supporting Statement

We believe it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales e.g. Israel, Saudi Arabia, Egypt and other Middle East countries;

2.	Criteria for choosing countries with which to do business, including selling weapons components and technology and subcontracting arms manufacturing and assembly overseas; (Arms without Borders, Amnesty International USA)

3.	Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales and the percentage of sales for each category;

4.	Categories of military equipment or components, including dual use items exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

We believe with the American Red Cross that “the greater the availability of arms, the greater the violations of human rights and international humanitarian law.” Global security is the security of all people. Several times in our recent history, we’ve seen weapons sold to one country result in a threat to our own security. We know, too, that there is an increase in human rights abuses inflicted on women and children, people of minority ethnicities, NGOs offering medical services and, now, injuries, torture and death of employees of private military corporations contracted to the DOD (e.g. Iraq).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Northrop Grumman’s vision is to be the most trusted provider of systems and technologies that ensure the security and freedom of our nation and its allies. Consistent with this vision, Northrop Grumman bids on and performs contracts for many customers, including U.S., state, local and foreign governments, and U.S. and foreign commercial entities. Northrop Grumman decides whether to bid any specific U.S. or foreign opportunity by evaluating the projected return to our stockholders and the Company’s capability to successfully perform, after consideration of all relevant factors.

Northrop Grumman applies its core values in bidding and performing all contracts, including adherence to the highest standards of ethics and integrity. The Northrop Grumman Standards of Business Conduct require adherence to all applicable U.S. and foreign laws. This includes the requirement to secure required U.S. Government approvals for foreign bids, contracts, exports and re-exports, to ensure they are consistent with the national interest, including as applicable the U.S. Departments of Defense, State, Commerce and Treasury, as well as the U.S. Congress for certain transactions involving military sales. The U.S. Government views the sale, export, and re-transfer of defense articles and defense services as an integral part of safeguarding U.S. national security and furthering U.S. foreign policy objectives. Authorizations to transfer defense articles and provide defense services, if applied judiciously, can help meet the legitimate needs of friendly countries, deter aggression, foster regional stability, and promote the peaceful resolution of disputes. The U.S., however, is cognizant of the potentially adverse consequences of indiscriminate arms transfers and, therefore, strictly regulates exports and re-exports of defense items and technologies to protect its national interests and those interests in peace and security of the broader international community. Northrop Grumman Corporation is registered with the Department of State and has a robust infrastructure to comply with applicable export requirements in furtherance of these U.S. Government interests.

The proposal requests a comprehensive report of Northrop Grumman’s foreign sales of weapons-related products and services, while omitting proprietary and classified information. We believe the requested report would not be possible to produce without risking disclosure of proprietary information, which would potentially have a significant detrimental competitive effect on the Company’s interests in bidding and performing foreign contracts.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER FOUR.

PROPOSAL FIVE: STOCKHOLDER PROPOSAL

The Service Employees International Union Master Trust, 11 Dupont Circle, Suite 900, Washington, DC 20036, a beneficial owner of 13,000 shares of Common Stock of the Company, the proponent of a stockholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

RESOLVED, that shareholders of Northrop Grumman Corporation (“Northrop Grumman”) urge the board of directors to adopt a policy that shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Northrop Grumman’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation, which sometimes appears to be insufficiently aligned with the creation of shareholder value. Media and government focus on the backdating of stock options has increased such investor concern. This proposed reform can help improve investor confidence in compensation practices at our company.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule, the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently, U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages (Pay Without Performance, 49, 2004).

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection are also a blunt and insufficient instrument for registering dissatisfaction with the way the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation at Northrop Grumman by establishing an annual referendum process. The results of such a vote would provide the board and management with useful information about how shareholders view the company’s senior executive compensation reported each year, and whether compensation plans are in shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board believes that annual stockholder reviews of executive compensation are not the most cost-effective and efficient manner to review management’s performance. The Company has state-of-the-art procedures in place to accomplish such reviews. The Compensation and Management Development Committee recognizes the importance of a continuous and effective review of the programs, policies and procedures to capitalize on industry best practices and annually performs a self evaluation to determine what changes, if any, would improve the Company’s executive compensation program.

The Board of Directors believes that stockholders currently have ample means and opportunity to inform Board members of their views regarding any aspect of the compensation of named executive officers. Among other things, stockholders’ views on this topic may be communicated in writing to individual Board members, the Independent Lead Director, the Independent Directors as a group, or the full Board as a group. In addition, the Company has instituted a number of changes to its corporate governance practices to enable stockholders to express their views on the performance of any of the directors. The classified board is in the process of being eliminated, giving stockholders the opportunity to vote for or against each director on an annual basis. The Company has also instituted majority voting, requiring a director to receive more votes “for” than “against” to be re-elected to the Board. The Board of Directors believes that these provide effective methods for stockholders to express dissatisfaction with actions by the members of the Compensation and Management Development Committee.

Determining appropriate balance in executive compensation is extremely important, and the Compensation and Management Development Committee members take this responsibility seriously. They realize the importance of hiring the best talent in a very competitive market and motivating performance critical to the long term success of the Company and to the interests of the stockholders. The Compensation and Management Development Committee is composed of individuals who devote significant time to reviewing the proposed compensation for the Company’s senior management. Further, the SEC recently adopted new rules expanding the disclosure requirements for executive compensation. Stockholders should give these new rules a chance to work before approving an additional requirement. In addition, the Committee hired an experienced independent compensation consultant who reports to the Committee, not management, and performs no other work for the Company.

Because the non-binding vote procedures set forth in the proposal would not add any significant information to that which can now be provided to the Board, and because an annual shareholder review could be detrimental to the Company’s future efforts to recruit and retain top management talent, the Board of Directors recommends against adoption of the proposal.

Vote required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER FIVE.

PROPOSAL SIX: STOCKHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 100 shares of Common Stock of the Company, the proponent of a stockholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

6—Separate the Roles of CEO and Chairman

RESOLVED: Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our CEO. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

More companies are recognizing the separation of CEO and Chairman to be a sound corporate practice. The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, “The board should be chaired by an independent director.”

It is important to take a step forward and support this one proposal to improve our corporate governance since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library http://www.thecorporatelibrary.com an independent investment research firm, rated our company:

“D” in Overall Board Effectiveness.

“High Concern” in CEO Pay—$8 million.

“High” in Overall Governance Risk Assessment.

•	We had no Independent Chairman and not the best qualified Lead Director.

•	Our Lead Director, Mr. Chain, had 15-years director tenure—Independence concern.

•	Mr. Chain had additional power as the Chairman of our Compensation Committee.

•	Our directors could be elected with one yes-vote from our 340 million shares under our obsolete plurality voting.

•	We had no right to call for a special meeting or act by written consent.

•

Ten of our directors were designated as “Accelerated Vesting” directors by The Corporate Library due to their involvement with a board that accelerated stock option vesting just prior to implementation of FAS 123R policies in order to avoid recognizing the related expense.

•	Six directors served on four boards each—Over-commitment concern.

Mr. Chain

Ms. Peters

Mr. Frost

Mr. Odeen

Mr. Frank

Mr. Myers

•	Two directors had potentially compromising non-director links to our company – Independence concern.

Mr. Larson

Mr. Sharer

•	Also Mr. Larson had a high 33% of votes withheld at the 2006 annual meeting.

•	Our directors also served on three boards rated “D” by The Corporate Library.

1) Mr. Chain	ConAgra (CAG)	D-rated
2) Ms. Peters	Merrill Lynch (MER)	D-rated
3) Mr. Sharer	Amgen (AMGN)	D-rated

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to:

Separate the Roles of CEO and Chairman

Yes on 6

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board of Directors believes that it is in the best interests of the Company and its stockholders for the Board to have the flexibility to determine the best director to serve as Chairman of the Board, whether such director is an independent director or the Chief Executive Officer. At the present time, the Board believes that the Company and its stockholders are best served by having the Chief Executive Officer also serve as Chairman of the Board. While the Board may separate these positions in the future and has done so in the past in certain circumstances, it believes that implementing the proposal would deprive the Board of its ability to organize its functions and conduct its business in the most efficient and effective manner.

The Board of Directors has been, and continues to be committed to high standards of corporate governance. Independent Directors select a Lead Independent Director from among themselves, with clearly defined responsibilities. The role of the Lead Independent Director is to:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors

•	Serve as liaison between the Chairman and the Independent Directors

•	Advise on the quality, quantity and timeliness of the information sent to the Board

•	Provide the Chairman with input as to the preparation of the agendas of the Board and Committee meetings

•	Advise the Chairman on the appropriate schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items

•	Have the authority to call meetings of the Independent Directors

•	Interview, along with the Chairman and the Chair of the Nominating and Corporate Governance Committee, all Board candidates and make recommendations to the Committee and the Board

•	If requested by major stockholders, ensure that he or she is available for consultation and direct communication

Any stockholder can communicate with the Lead Independent Director or any of the directors as described on Page 20 of this Proxy Statement and on the Company’s website. The Company has adopted majority voting requiring that directors receive more votes “for” than “against” in order to be re-elected. The Board believes that the Company’s corporate governance structure makes it unnecessary and ill advised to have an absolute requirement that the Chairman be an independent director. The Board believes that adopting such a rule would only limit the Board’s ability to select the director it believes best suited to serve as Chairman of the Board, and is not in the best interests of the Company and its stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER SIX.

MISCELLANEOUS

Voting on Other Matters

Management is not aware of any other business to be transacted at the Annual Meeting. Northrop Grumman’s Bylaws outline procedures, including minimum notice provisions, for stockholder nomination of directors and submission of other stockholder business to be transacted before the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposal of Stockholders for the 2008 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in the year 2008 must deliver the proposal to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067:

•	Not later than December 14, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

Not earlier than November 14, 2007 and not later than December 14, 2007, if the proposal is submitted pursuant to the Company’s Bylaws, in which case the Company is not required to include the proposal in its proxy materials.

Any stockholder who wishes to introduce a proposal should consult the Company’s Bylaws and applicable proxy rules of the SEC. A copy of the Company’s Bylaws is available on request to Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067.

Stockholder Nominees for Director Election at the 2008 Annual Meeting

Any stockholder who intends to nominate a person for election as a director at the annual meeting in the year 2008 must deliver a notice of such nomination (along with certain other information required by the Company’s Bylaws) to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067, not earlier than November 14, 2007 and not later than December 14, 2007.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy to you if you write to the Company at the following address: Corporate Secretary, 1840 Century Park East, Los Angeles, California 90067. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address.

Cost of Soliciting Proxies

The cost of soliciting proxies in the accompanying form will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The Company will, upon request, reimburse them for reasonable expenses incurred. The Company has retained D.F. King & Co, Inc. of New York at an estimated fee of $12,500 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors.

No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

Stephen D. Yslas

Corporate Vice President, Secretary and Deputy General Counsel

April 12, 2007

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 ON FEBRUARY 21, 2007. STOCKHOLDERS OF RECORD ON MARCH 20, 2007 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

EXHIBIT A

NORTHROP GRUMMAN CORPORATION

1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS,

AS AMENDED

Section 1: Purpose

The Northrop Grumman Corporation 1995 Stock Plan for Non-Employee Directors, as amended (“Plan”), has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and stockholders. Subject to approval of the amendments to the Plan reflected in this document by the Company’s stockholders at the Company’s 2007 Annual Meeting of stockholders, this version of the Plan is effective on and after the Effective Date, and Awards granted after the Company’s 2007 Annual Meeting of stockholders shall be made under this version of the Plan and not under the Plan as previously in effect. For the terms and conditions of the Plan applicable to Awards granted under the Plan before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

Section 2: Definitions

As used in the Plan, the following terms have these respective meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1993 Plan Award” means an award of shares of Common Stock to a Non-Employee Director as a component of his or her annual retainer under the Company’s 1993 Stock Plan for Non-Employee Directors, as amended.

“Award” means a Stock Award or Stock Option granted under the Plan.

“Board” means the Company’s Board of Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Nominating and Corporate Governance Committee (or its successor) of the Board.

“Common Stock” means the Company’s Common Stock, par value $1.00 per share, or any successor stock issued by the Company in replacement or conversion thereof.

“Company” means Northrop Grumman Corporation, a corporation established under the laws of the State of Delaware.

“Effective Date” means May 16, 2007.

“Fair Market Value” means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

“Full-Value Award” means any Award granted under the Plan other than a Stock Option with a per-share exercise price that is not less than the Fair Market Value of the Common Stock on the date the option is granted. For purposes of Section 5(a) of the Plan, the term “Full-Value Awards” includes 1993 Plan Awards.

“Non-Employee Director” means any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company.

“Participant” means any Non-Employee Director who has been granted an Award under the Plan.

“Plan” means the Northrop Grumman Corporation 1995 Stock Plan for Non-Employee Directors, as amended.

“Stock Award” means the grant of a right (whether denominated in shares or units and whether or not subject to vesting requirements) to purchase or acquire shares of Common Stock under the Plan.

“Stock Option” means the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee.

Section 3: Effective Date

The Plan shall be effective beginning on the Effective Date and shall remain in effect until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Awards granted prior to such termination.

Section 4: Plan Administration

The Plan shall be administered by the Committee. Subject to the following provisions of this Section 4, the Committee may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. Transactions in or involving Awards intended to be exempt under Rule 16b-3 under the 1934 Act must be duly and timely authorized by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3).

The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting Non-Employee Directors who will receive Awards, establishing all Award terms and conditions and adopting such modifications, amendments and procedures as may be necessary to comply with provisions of all applicable laws and regulatory rulings in order to assure the viability of Awards granted under the Plan. In no event (other than due to an adjustment as contemplated by Section 5(c) or any repricing that may be approved by stockholders) shall any such modification, amendment or procedure constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per-share exercise price of any Stock Option.

In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

Section 5: Common Stock Available for Awards

(a) Number of Shares. A maximum of 600,000 shares of Common Stock (subject to adjustment pursuant to Section 5(c)) may be issued pursuant to Awards granted under the Plan; provided, that any shares issued in respect of any Full-Value Award granted under the Plan shall be counted against the Plan’s share limit as 3.0 shares for every share actually issued in connection with the Award.

(b) Share-Counting. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. Shares that are subject to or underlie Awards granted under the Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan.

(c) Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Board shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the share limit set forth in Section 5(a) above), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or exercise price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards. It is intended that, if possible, any adjustments contemplated by this Section 5(c) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. Without limiting the generality of Section 4, any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 5(c), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Section 6: Awards

(a) Documentation of Grants. Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable upon a termination of the Participant’s service as a director, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award (subject to the restrictions on the repricing of Stock Options set forth in Section 4). The Committee need not require the execution of any such agreement, in which case acceptance of the Award by the respective Participant shall constitute agreement to the terms of the Award.

(b) Terms of Stock Options. Unless otherwise provided by the Committee in the Award agreement, each Stock Option shall have a term of ten years and shall become immediately exercisable on the grant date. When a Participant ceases to be a member of the Board, each Stock Option or portion thereof held by such Participant shall continue to be exercisable for the lesser of five years or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option shall cease to be exercisable on the date of such termination.

Section 7: General Provisions

(a) Non-Transferability of Awards. Unless otherwise expressly provided in (or pursuant to) this Section 7(a), by applicable law or by the Award agreement, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the holder. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code); (d) if the Participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the authorization by the Committee of “cashless exercise” procedures. The Committee by express provision in the Award agreement or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of service with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

(b) Plan Amendment. The plan may only be amended by a disinterested majority of the Board as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company’s stockholders which would increase the number of shares available for issuance under the Plan (except for adjustments contemplated by Section 5(c)) and no such amendment shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant under any Award granted under the Plan prior to the effective date of such amendment.

(c) Future Rights. Neither the Plan nor the granting of Awards nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in the Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

(d) Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

# Directions to the STPC
## (Located at NGST, Redondo Beach, California)

LAX
MANHATTAN MARRIOTT
HERMOSA BEACH
REDONDO BEACH
AVIATION BLVD.
SEPULVEDA BLVD.
INGLEWOOD AVE
CENTURY BLVD.
IMPERIAL HWY.
ROSECRANS AVE.
MARINE AVE.
MANHATTAN BEACH BLVD.
ARTESIA BLVD.
405 SAN DIEGO FWY
405
110
91
VICINITY MAP
NORTHROP GRUMMAN SPACE TECHNOLOGY PRESENTATION CENTER
Marine Ave.
STPC
Parking
Parking
D1
R6
O4
O3
O2
O4
R3
R1
E1
E2
R2
S
R4
R7/TF2
M2
M1
Space Park Dr.
Redondo Beach Ave.
Aviation Blvd.
R11
R9
R10
Doolittle Dr.
O1
M6/M7
M3
R5
M4
Manhattan Beach Blvd.

### South of Redondo Beach

I-405 North
Take Rosecrans exit – West
Turn left onto Rosecrans
Left on Aviation Blvd. (the 3rd stop light)
Left on Marine Ave. (the 2nd stop light)
Turn right at first stop light into Space Park
STPC on your left, parking just east of building

### North of Redondo Beach

I-405 South
Take Rosecrans exit – West
Left on Aviation Blvd. (the 3rd stop light)
Left on Marine Ave. (the 2nd stop light)
Turn right at first stop light into Space Park
STPC on your left, parking just east of building

### East of Redondo Beach

CA-91 West (Beach Cities)
Merge onto I-405 North toward Santa Monica
Take Rosecrans exit – West
Turn left onto Rosecrans
Left on Aviation Blvd. (the 3rd stop light)
Left on Marine Ave. (the 2nd stop light)
Turn right at first stop light into Space Park
STPC on your left, parking just east of building

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ADD 5		C 1234567890 J N T
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card                                                  C0123456789        [12345]

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Against	Abstain		For	Against	Abstain

	01 - Lewis W. Coleman	☐	☐	☐	06 - Richard B. Myers	☐	☐	☐

	02 - Victor H. Fazio	☐	☐	☐	07 - Philip A. Odeen	☐	☐	☐

	03 - Donald E. Felsinger	☐	☐	☐	08 - Aulana L. Peters	☐	☐	☐

	04 - Stephen E. Frank	☐	☐	☐	09 - Kevin W. Sharer	☐	☐	☐

	05 - Charles R. Larson	☐	☐	☐	10 - Ronald D. Sugar	☐	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposals.						The Board of Directors recommends a vote AGAINST the following proposal.
		For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor.	☐	☐	☐	4.	Shareholder proposal regarding a report on foreign military sales	☐	☐	☐

3.	Proposal to amend the Company’s 1995 Stock Plan for Non-Employee Directors	☐	☐	☐	5.	Shareholder proposal regarding a vote on executive compensation	☐	☐	☐

					6.	Shareholder proposal regarding an Independent Board Chairman.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

0 0 8 9 2 8 1	1 U P X	C O Y	+

Proxy - NORTHROP GRUMMAN CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2007

10:00 A.M.

The Space Technology Presentation Center

One Space Park

Redondo Beach, California 90278

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2007 Annual Meeting of Stockholders

The undersigned hereby constitutes and appoints W. Burks Terry and Stephen D. Yslas, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2007, at 10:00 a.m. (Pacific Daylight Time) at The Space Technology Presentation Center, One Space Park, Redondo Beach, California 90278, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified (or, if no direction is given, “FOR” the nominees) and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4, 5 and 6.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Saving Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by May 11, 2007 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received.

(Continued and to be signed on the other side)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 16, 2007.

THANK YOU FOR VOTING